Exhibit 10.49
Execution Version

Loan Agreement [Spare Parts]
Dated as of October 20, 2008
among
US Airways, Inc.,
General Electric Capital Corporation,
as Administrative Agent
General Electric Capital Corporation,
as Collateral Agent,
General Electric Capital Corporation
as Original Lender
AND
The Lenders
From time to Time Party Hereto

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(Continued)

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(Continued)

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(Continued)

Schedule 1	Definitions
Schedule 2	Amortization of the Loan
Schedule 3	Certain Information
Schedule 4	ERISA Plans
Schedule 5	Certain Rotables and Key Repairables

Exhibit A	Form of Mortgage
Exhibit B	Form of Promissory Note
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Opinion of Special Counsel to the Borrower for Closing
Exhibit E	Form of Opinion of Borrower’s Legal Department for Closing
Exhibit F	Form of Transfer Supplement
Exhibit G	Form of Certificate of Non-Bank Status
Exhibit H	Form of FAA Counsel’s Opinion
Exhibit I	Form of Subordinated Parts Mortgage
Exhibit J	Form of Subordinated Engine Mortgage
Exhibit K	Form of Subordinated Aircraft Mortgage
Exhibit L	Form of Omnibus Intercreditor Agreement
Exhibit M	Form of PK Loan Agreement Amendment
Exhibit N	Form of PK Mortgage Amendment
Exhibit O	Form of Subordinated Lease Assignment

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Loan Agreement [Spare Parts]
     THIS LOAN AGREEMENT [SPARE PARTS], dated as of October 20, 2008 (this “Agreement”), is among US AIRWAYS, INC., a Delaware corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent for the Lenders (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as the Collateral Agent (the “Collateral Agent”), GENERAL ELECTRIC CAPITAL CORPORATION (herein called the “Original Lender”), and such other lenders as may from time to time be party hereto (together with the Original Lender, the “Lenders”). Certain capitalized terms used herein are defined, and certain rules of construction are specified, in Schedule 1.
Background
     l. The Lenders have agreed to make loans to the Borrower to be secured by a Lien on certain spare parts and related property owned by the Borrower and stored at certain locations.
     2. In connection with such loans, the parties hereto wish to enter into certain related understandings, as set forth herein.
     The parties hereto agree as follows:
Article I
The Loan
     Section 1.1. The Loan.
     (a) Commitments. Subject to the terms and conditions of this Loan Agreement, on the Funding Date, each Lender shall advance funds in an amount equal to its Percentage Share of the Maximum Facility Amount; provided that no Lender shall have any obligation to advance funds in excess of the amount of its Commitment. As evidence of the funds advanced by each Lender, on the Funding Date the Borrower shall issue and deliver to each Lender, as provided hereunder, a Note payable to such Lender in an original principal amount equal to the amount of such Lender’s Percentage Share of the Loan. The Notes and the Collateral Agent’s certificate of authentication thereon shall each be substantially in the form set forth in Exhibit B.
     (b) The Notes; Amortization. The Loan shall mature on the Maturity Date, and the principal of the Loan shall be payable **installments in the amount set forth in Part 1 of Schedule 2 to this Agreement with respect to each Payment Date; provided, however, **installments in the amount forth in Part 2 of Schedule 2 to this Agreement with respect to each Payment Date; provided that, in the event that the Loan shall have been prepaid in part pursuant hereto (other than pursuant to Section 1.1(e) hereof), from and after the date of the relevant prepayment, the amounts of such installments shall be reduced, **, by the amount of such partial prepayment. Annex A to each Note shall be completed so that the aggregate amount of principal due on each Payment Date on all of the Notes, taken together, is equal to the amount of principal due on such Payment Date as set forth on Part 1 of Schedule 2, and, in the event that the Borrower makes the prepayment contemplated by Section 1.1(e) hereof, then, upon request by

**	Confidential Treatment Requested.

1

the Borrower, the Lenders shall surrender their Notes for replacement Notes which reflect the revised Maturity Date and amortization schedule provided for by the terms of this Agreement following such prepayment by the Borrower. In the case of each Note, each payment of the principal amount, **, and interest or other amounts due thereon shall be applied, **, if any, and to the extent permitted by law, **, second, to the payment of accrued interest on the Loan to the date of such payment, third, to the payment of**, due hereunder in respect of the Loan, and fourth, the balance, if any, remaining thereafter, to the payment of the principal amount of the Loan remaining unpaid**.
     (c) **.
     (i) In General. **, on any Business Day (a “Prepayment Date”), on not less than three (3) Business Days’ prior irrevocable written notice from the Borrower to the Administrative Agent, the Borrower may prepay all, or any portion of the outstanding principal amount of the Loan without premium or penalty; provided, however, that no partial prepayment of the Loan shall be for less than **of principal. If the Borrower elects to prepay the Loan in whole or in part, the Borrower shall pay on the Prepayment Date to the Administrative Agent, for the account of the Lenders, the principal amount specified to be prepaid in the applicable notice of prepayment together with all accrued and unpaid interest thereon, **, and all other amounts then due and payable under the Transaction Documents. **
     (ii) **, in the event that the Borrower receives notice from any Lender of any costs that the Borrower is required to pay to such Lender pursuant to any of Sections 5.1, 5.2 or 5.3 and the Lender is not able to mitigate the relevant costs by changing its Lending Office pursuant to Section 1.10 below, then the Borrower shall have the right, exercisable upon not less than ten Business Days’ prior notice to the applicable Lender (with a copy to the Administrative Agent), to prepay in full the Loan Amount held by such Lender, without premium or penalty. If the Borrower elects to make such a prepayment, then the Borrower shall pay the full Loan Amount held by the applicable Lender, together with accrued interest thereon, **and any amounts due to such Lender pursuant to Sections 5.1, 5.2 and 5.3, as applicable. Any prepayment by the Borrower pursuant to this Section 1.1(c)(ii) shall be made by the Borrower directly to the applicable Lender, and no prepayment by the Borrower pursuant to this Section 1.1(c)(ii) shall have any effect on the Borrower’s obligations with respect to the remaining outstanding balance of the Loan to any of the other Lenders hereunder. For the avoidance of doubt such prepayment may be made prior to the Designated Date and may be in an amount less than**.
     (d) ** In the event that, in accordance with Section 3.03 of the Mortgage, the Borrower is entitled to make, and elects to make, a prepayment of the Loan, then the principal amount of such prepayment, together with accrued interest thereon to the date of such prepayment, **, shall be paid, without premium or penalty, by the Borrower to the Administrative Agent for the account of all Lenders. Any prepayment pursuant to this Section 1.1(d) shall be applied to principal**. For the avoidance of doubt such prepayment may be made prior to the Designated Date and may be in an amount less than**.

**	Confidential Treatment Requested.

     (e) ** In the event that the Borrower makes the prepayment contemplated by this Section 1.1(e), then the schedule for the payment of the remaining outstanding principal balance of the Loan shall be as set forth in Part 2 of Schedule 2.
     In order to raise the funds for such prepayment, the Borrower shall have the right (but not the obligation) to sell or finance to a third party**; provided, that the foregoing shall not prohibit Borrower from using such **following the sale thereof. For the avoidance of doubt, however, in connection with any Special Prepayment, (i) any and all sold Spare Parts may remain at Designated Locations so long as such Spare Parts are, promptly following the closing of the sale, segregated from the Pledged Spare Parts in the manner contemplated by the Mortgage with respect to Excluded Parts, and Borrower otherwise complies with its obligations under the Mortgage with respect to the remaining Collateral, and (ii) Borrower may not refinance the Loan in any transaction in which a lien on any portion of the Pledged Spare Parts (excluding the **released from the Collateral as a result of the Special Prepaymant) or other Collateral is granted to a party other than Collateral Agent, regardless of whether such other lien is senior or junior to the liens in favor of Collateral Agent. Upon receipt by the Administrative Agent of the full principal amount to be prepaid as contemplated by this Section 1.1(e), together with accrued interest**, and without regard to the source of such funds used to make the Special Prepayment, then all of the Pledged Spare Parts that are **shall be released from the Lien of the Mortgage and the Subordinated Parts Mortgage so long as the remaining Pledged Spare Parts, after giving effect to such release (and any cure pursuant to Section 3.03 of the Mortgage), will satisfy each of the Collateral Value Tests, in each case as measured as of the date when the **are to be released, but based on the Current Market Value of such Pledged Spare Parts as of the most recent Valuation Date.
     (f) Pro Rata Treatment. Except to the extent otherwise provided herein (including, but not limited to, as otherwise specified in Section 1.1(c)(ii) above): (a) the borrowing of the Loan from the Lenders under Section 1.2 shall be made from the Lenders pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them (as evidenced by the Notes held by them); and (c) each payment of interest on the Loan shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the Lenders, but must in all respects comply with the terms of the Mortgage.
     Section 1.2. Making the Loan.
          (a) The Loan shall be requested by the delivery of a Notice of Borrowing by the Borrower to the Administrative Agent not later than 4:00 p.m. (New York City time) on the second Business Day prior to the Funding Date specified in such notice. The Administrative Agent shall give to each Lender prompt notice thereof. The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Notice of Borrowing shall be in writing specifying therein (i) the aggregate amount of the Loan to be funded, and (ii) the proposed Funding Date. Each Lender shall, before 10:00 a.m. (New York City time) on the scheduled

**	Confidential Treatment Requested.

Funding Date, make available for the account of its Lending Office to the Administrative Agent’s Account, in immediately available funds, the amount of its Commitment. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI as confirmed during a closing conference call pursuant to which the Administrative Agent or its counsel shall indicate such fulfillment, the Administrative Agent shall transfer such funds to the escrow account at**.
     (b) If for any reason a Closing is not consummated on the Funding Date set forth in the Notice of Borrowing, the Borrower may, by written notice to the Administrative Agent given by 5:00 p.m., New York City time on the scheduled Funding Date, designate a delayed Funding Date for such Closing, in which case the Administrative Agent shall hold the funds provided by the Lenders until such delayed Funding Date and use reasonable efforts to invest such funds in Permitted Investments, as directed by the Borrower, provided, that if such Closing does not occur by the third Business Day after such initial scheduled Funding Date, such funds shall be returned to the Lenders. The Administrative Agent shall pay to the Borrower upon its request any earnings from such investments, and the Borrower shall pay to the Administrative Agent upon its request any losses from such investments. If the Closing fails to occur on a scheduled or delayed Funding Date and the Borrower does not give notice of a delayed Funding Date pursuant to this Section, the Administrative Agent shall promptly return to the Lenders the amounts funded by them and the Borrower shall pay to the Lenders upon demand **with respect to amounts funded plus, in the case of failure to close on a delayed Funding Date, interest from and including the initial scheduled Funding Date to but excluding the date on which such funds are returned by 1:00 p.m. (New York City time) (or, if returned after such time on such date, to but excluding the next Business Day), at a rate per annum equal to the relevant Interest Rate that would have been applicable thereto had the Closing occurred on the initial scheduled Funding Date. If the Borrower has designated a delayed Funding Date pursuant to this Section and the Closing occurs on such delayed Funding Date, the Loan shall begin to accrue interest at the relevant Interest Rate on the date that funds were originally provided by the Lenders to the Administrative Agent to make the Loan (which shall be deemed to be the commencement date of the initial Interest Period for the Loan); provided, however, if all conditions precedent specified in Article VI are satisfied in full on or before the initial scheduled Funding Date and the Closing does not occur on the initial scheduled Funding Date solely due to the failure of the Lenders to fund the Loan pursuant to their respective Commitments hereunder (but the Closing does occur later pursuant to this Section 1.2(b)), then the Loan shall begin to accrue interest only on the date that the Closing actually occurs (rather than from the initial scheduled Funding Date).
     Section 1.3. **
     Section 1.4. Commitment Termination. The Commitment of each Lender shall terminate on the earlier of (i) the making of the Loan pursuant to Section 1.2(a) above, or (ii) at 5:00 p.m. (New York time) on the Commitment Termination Date.
     Section 1.5. [Intentionally omitted.].
     Section 1.6. [Intentionally omitted .].

**	Confidential Treatment Requested.

     Section 1.7. Special Provisions Governing the Loan. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the Loans as to the matters covered:
     (a) As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, the Administrative Agent shall determine the Interest Rate that shall apply to the Notes for the applicable Interest Period in accordance with Section 2.2 (which determination shall, absent manifest error, be conclusive and binding) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower, the Collateral Agent and each Lender; provided that the Administrative Agent’s failure to so give notice shall not relieve the Borrower of its obligation to pay interest on the Notes hereunder.
     (b) [Intentionally Omitted.]
     (c) In the event that on any date the making by any Lender of its Percentage Share of the Loan (if not yet funded) or the maintaining or continuation by any Lender of its outstanding Loan Amount has become unlawful as a result of compliance by such Lender in good faith with any change that becomes effective after the date hereof in any law, treaty, governmental rule, regulation, guideline or order (whether or not having the force of law), then, and in any such event, such Lender shall be an “Affected Lender” and it shall promptly so notify (by facsimile or by telephone confirmed in writing) the Borrower and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (i) the obligation of the Affected Lender to make its Percentage Share of the Loan in accordance with its Commitment (if not yet funded) shall be suspended until such notice shall be withdrawn by the Affected Lender, (ii) the Affected Lender’s obligation to maintain its outstanding Loan Amount as evidenced by its Notes (the “Affected Loan Amount”) shall be suspended with respect to the Affected Loan Amount until such notice shall be withdrawn by the Affected Lender, and (iii) the parties shall follow the procedures set forth in Section 1.7(f) with respect to the Affected Loan Amount so long as, if following such procedures, the maintaining or continuation of such Affected Loan Amount or the balance of the Loan is not unlawful. Except as provided in the immediately preceding sentence, nothing in this Section 1.7(c) shall affect the obligation of any Lender other than an Affected Lender to make its Percentage Share of the Loan or maintain its Loan Amount as evidenced by its Notes in accordance with the terms of this Agreement.
     (d) The Borrower shall**, within ten (10) Business Days after written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), **(collectively,**) which that Lender may sustain: (i) except as provided in Section 1.2(b), if for any reason (other than a default by that Lender) a borrowing of the Loan does not occur on a date specified therefor in a Notice of Borrowing, (ii) as a consequence of any prepayment or other principal payment of the Loan or any portion thereof that occurs on a date other than the last day of an Interest Period, (iii) to the extent that any prepayment of the Loan or any portion thereof is not made on any date specified in a notice of prepayment given by the Borrower (including, without limitation, any notice of prepayment revoked by the Borrower), or (iv)  as a consequence of any default by the Borrower in the repayment of the Loan when required by the terms of this Agreement.

**	Confidential Treatment Requested.

     (e) In the case of any Lender, **shall not exceed the excess, if any, of (A) the amount of interest which would have accrued on the principal amount of such Lender’s Loan Amount (or in the case of an event described in subclause (i) of Section 1.7(c) above, such Lender’s Percentage Share of the Loan) had such event not occurred, at **that would have been applicable to the Loan, for the period from the date of such event to the last day of the then current Interest Period therefor**, over (B) the interest that would have accrued on such amount during the **at an interest rate equal to the **(determined **prior to the first day of the**) with a maturity comparable to the **(or, if no such rate exists for such period, **(as determined by the Administrative Agent). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall, absent manifest error, be conclusive and binding as to the amounts owed under this Section. The Borrower shall pay such Lender the amount shown as due on any such certificate within **after receipt thereof.
     (f) During the **following the date of any notice given to the Borrower pursuant to Section 1.7(c) or 1.7(g), each Affected Lender (or, in the case of Section 1.7(g), each Lender) and the Borrower shall negotiate in good faith in order to arrive at a mutually acceptable alternative basis for determining the interest rate from time to time applicable to the Affected Loan Amount (or, in the case of Section 1.7(g), the Loan) (the “Substitute Basis”); such interest rate to be based on an agreed cost-of-funds benchmark plus the Applicable Margin. If within the **following the date of any such notice to the Borrower, any Affected Lender (or, in the case of Section 1.7(g), any Lender) and the Borrower shall agree upon a Substitute Basis, such Substitute Basis shall be retroactive to and effective from the first day of the applicable Interest Periods until and including the last day of such Interest Periods. If after **from the date of such notice, any Affected Lender (or, in the case of Section 1.7(g), any Lender) and the Borrower shall have failed to agree upon a Substitute Basis, then each such Affected Lender (or, in the case of Section 1.7(g), each such Lender) shall certify in writing to the Borrower through the Administrative Agent (such certification to be conclusive and binding on all of the parties hereto absent manifest error) the interest rate at which such Affected Lender (or, in the case of Section 1.7(g), such Lender) is prepared to make its Percentage Share of the Loan or maintain the Affected Loan Amount (or, in the case of Section 1.7(g), its Loan Amount) for such Interest Periods, it being understood that such Lender’s interest rate shall be at a rate per annum equal to a rate which adequately and fairly reflects the cost to such Lender of obtaining the funds necessary to fund its Percentage Share of the Loan or to maintain its Loan Amount and that such interest rate will be retroactive to and effective from the first day of such Interest Period. If no Substitute Basis is established, upon receipt of notice of the interest rates at which an Affected Lender (or, in the case of Section 1.7(g), a Lender) is prepared to make its Percentage Share of the Loan or maintain the Affected Loan Amount (or, in the case of Section 1.7(g), its Loan Amount; it being understood that such Lender’s interest rate shall be at a rate per annum equal to a rate which adequately and fairly reflects the cost to such Lender of obtaining the funds necessary to fund its Percentage Share of the Loan or to maintain its Loan Amount), the Borrower shall have the right exercisable upon ten Business Days’ prior notice to such Affected Lender (or such Lender) through the Administrative Agent (A) to continue to borrow the relevant Loan Amount at the interest rates so advised by such Affected Lender (or such Lender) (as such rates may be modified, from time to time, at the outset of each subsequent Interest Period) or (B) to, notwithstanding anything to the contrary in Section 1.1(c)(i), prepay (including, prior to the

**	Confidential Treatment Requested.

Designated Date), without premium or penalty, in full the affected Loan Amount of any such Affected Lender (or any such Lender), together with accrued interest thereon at the interest rate certified in writing by such Affected Lender (or such Lender) as provided above and any **(provided that **shall not include amounts attributable to an Affected Lender’s (or in the case of Section 1.7(g), a Lender’s) funding commitment of greater than three months), whereupon such affected Loan Amount shall become due and payable on the date specified by the Borrower in such notice.
     (g) In the event that on any Interest Rate Determination Date, by reason of circumstances affecting**, (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the interest rate applicable to the Loan on the basis provided for in the definition of**, or (ii) the Required Lenders notify the Administrative Agent that the **for the applicable Interest Period determined as of such Interest Rate Determination Date will not adequately reflect the cost to the Lenders of making or maintaining the Loan for such Interest Period, the Administrative Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) to the Borrower and each Lender of such circumstance, whereupon the relevant provisions of Section 1.7(f) shall be applicable.
     Section 1.8. Payments and Computations.
     (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:30 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent’s Account in immediately available funds, without set-off or counterclaim (except for any required withholding taxes not subject to indemnification hereunder). Any amounts received after such time may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for the purpose of calculating interest thereon. The Administrative Agent will promptly thereafter but in no event later than 2:00 p.m. (New York City time) on the date such funds are received by the Administrative Agent from the Borrower cause to be distributed like funds to the Lenders for the account of their respective Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If the payment by the Borrower is received by the Administrative Agent after 12:30 p.m., New York time, at the place of payment, the Administrative Agent shall make payment promptly, but not later than 2:00 p.m. New York time on the next succeeding Business Day. Upon its acceptance of any Transfer Supplement and recording of the information contained therein in the Register pursuant to Section 9.8(d), from and after the effective date specified in such Transfer Supplement, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder.
     (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or other amounts as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of a Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day, and such reduction of time shall be given effect in the computation of the payment of interest hereunder.

**	Confidential Treatment Requested.

     Section 1.9. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan owing to it in excess of its **of payments on account of the Obligations, such Lender shall forthwith purchase from the other Lenders such participation in the applicable Obligations as shall be necessary to cause such purchasing Lender to **with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such **(according to the **of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 1.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
     Section 1.10. Obligation of Lenders to Mitigate. If an event or the existence of a condition occurs that would cause any Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 5.1, 5.2 or 5.3, then, upon the request of the Borrower, such Lender will to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts to make, fund or maintain the Commitment of such Lender or the Loan Amount of such Lender through another lending office of such Lender, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 5.1, 5.2 and 5.3 would be reduced and if the making, funding or maintaining of such Commitment or Loan Amount through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loan Amount or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office in respect of the Loans pursuant to this Section 1.10 unless the Borrower agrees to pay all incremental expenses, if any, incurred by such Lender as a result of utilizing such other lending office as described above; provided, further, that such Lender shall have no obligation to designate another lending office that does not maintain loans comparable to the Loan. A certificate as to the amount of any such expenses (setting forth in reasonable detail the basis for requesting such amount and the calculation thereof) submitted by such Lender to the Borrower (with a copy to the Collateral Agent) shall, absent manifest error, be conclusive and binding as to the amount of such expenses.
Article II
Interest
     Section 2.1. **
     (a) Subject to Section 1.7 hereof, each Note shall bear interest on the unpaid principal amount thereof for each Interest Period from the date made through maturity (whether by acceleration or otherwise) at a rate equal**. The applicable Interest Period for determining the

**	Confidential Treatment Requested.

Interest Rate with respect to each Note or portion thereof shall be established in accordance with Section 2.2.
     (b) The**:
     Section 2.2. Interest Periods.
     (a) Interest Periods. The first Interest Period shall be the period commencing on the Funding Date (provided, that in the case of a delayed Funding Date, the date the funds for such Note are made available to the Administrative Agent shall be the commencement date of such Interest Period pursuant to Section 1.2(b)), and shall end on, but shall exclude, the next Interest Payment Date, and thereafter each successive Interest Period shall commence on (and shall include) the last day of the next preceding Interest Period and shall end on (but shall exclude) the next succeeding Interest Payment Date, provided however that notwithstanding anything in this Agreement to the contrary, the final Interest Period shall end on the Maturity Date.
     (b) Expiration of Interest Periods. If an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.
     Section 2.3. Interest Payments. Accrued interest on each Note shall be **of each Interest Period; provided, that (i) interest accrued pursuant to Section 2.4 shall be payable on demand and (ii) in the event of any repayment or prepayment of any Note (or any portion thereof), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.
     Section 2.4. ** Notwithstanding Section 2.1, the Borrower shall pay the Administrative Agent for the account of the Lenders and the Transaction Agents on demand interest on any principal, interest, fee or other amount not paid hereunder, under any Note or under any other Transaction Document when due at a rate per annum that is**.
     Section 2.5. Computation of Interest. Interest on the Notes shall be computed on the basis of a **in the period during which such amount accrues. In computing such amounts, the first day of the applicable period shall be included, and the last day of the applicable period shall be excluded; provided that if a Note (or any portion thereof) is repaid on the same day on which it is made, one day’s interest shall be paid on that Note or the relevant portion thereof.
     Section 2.6. Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest on such Note under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding the Loan or the relevant portion

**	Confidential Treatment Requested.

thereof in accordance with applicable law, the rate of interest payable in respect of such Note or the relevant portion thereof hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Note or the relevant portion thereof but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at **to the date of repayment, shall have been received by such Lender.
Article III
Representations and Warranties
     Section 3.1. Representations and Warranties. The Borrower represents and warrants to the Transaction Agents and each Lender as of the date of this Agreement and as of the Funding Date that:
     (a) Organization; Powers. The Borrower is duly incorporated, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
     (b) Authorization; Enforceability. The execution and delivery of the Transaction Documents by the Borrower and the performance by the Borrower of its obligations thereunder (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action of Borrower, (iii) do not require any stockholder approval except such as have been duly obtained, and (iv) do not require any approval or consent of any trustee or holder of indebtedness or obligations of the Borrower (except for any approval or consent (A) as have been duly obtained or (B) under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Borrower is a party or by which the Borrower or any of its properties is bound that the failure to obtain would not have a Material Adverse Effect). This Agreement has been duly executed and delivered by the Borrower and the other Transaction Documents will be duly executed and delivered by the Borrower when required by this Agreement. This Agreement constitutes, and each of the other Transaction Documents when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) No Violation. The execution and delivery by the Borrower of the Transaction Documents and the performance by the Borrower of its obligations thereunder do not and will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Borrower, (ii) violate any law applicable to or binding on the Borrower or (iii) after giving effect to the Release and the Term Loan Agreement Amendment, violate or constitute any default under

**	Confidential Treatment Requested.

(other than any violation or default that would not have a Material Adverse Effect), or result in the creation of any Lien (other than as permitted under the Mortgage) upon any Pledged Spare Part under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Borrower is party or by which the Borrower or any of its properties is bound.
     (d) Governmental Approvals. The execution and delivery by the Borrower of the Transaction Documents and the performance by the Borrower of its obligations thereunder do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, other than (i) the filings, recordings, notices and other ministerial actions pursuant to any routine recording, and contractual or regulatory requirements applicable to it, each of which has been effected or obtained, (ii) the filing of UCC financing statements and the FAA Filed Documents and (iii) the filings described in Section 3.2(b).
     (e) Litigation. Except as set forth in the Borrower’s Annual Report on Form 10-K for 2007 (as amended through the Funding Date), or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Borrower with the SEC subsequent to such Form 10-K (in each case as amended through the Funding Date), no action, claim or proceeding is now pending or, to the Actual Knowledge of the Borrower, threatened against the Borrower before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to the Borrower and if determined adversely to the Borrower would have a Material Adverse Effect.
     (f) Financial Condition. The audited consolidated balance sheet of the Borrower with respect to its most recent fiscal year included in its Annual Report on Form 10-K for 2007 (as amended through the Funding Date) filed by the Borrower with the SEC, and the related consolidated statements of operations and cash flows for the year then ended have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet there has been no Material Adverse Change in such financial condition or operations of the Borrower, except for matters disclosed in (a) the financial statements referred to above or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Borrower with the SEC (in each case as amended through the Funding Date). The consolidated balance sheet of the Borrower as of June 30, 2008 included in its Quarterly Report on Form 10-Q for the period ended June 30, 2008, and the related consolidated statement of operations and cash flows for the three months then ended have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period.
     (g) No Default. No Event of Default or Potential Default has occurred and is continuing.

**	Confidential Treatment Requested.

     (h) Investment Company Status. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     (i) Use of Proceeds. No part of the proceeds of the Loan will be used by Borrower, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board of Governors of the Federal Reserve System.
     (j) Licenses, Permits, etc. The Borrower is a Certificated Air Carrier and holds all licenses, permits and franchises from the appropriate Governmental Authorities necessary to authorize the Borrower to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a Material Adverse Effect.
     (k) Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (l) Tax Returns. The Borrower and its Subsidiaries have timely filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all Taxes that are material in amount shown to be due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, other than any such assessment that is being contested in good faith through appropriate proceedings and against which adequate reserves are being maintained and the nonpayment of which (individually or in the aggregate) could not reasonably be expected to cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.
     (m) Information. Each of the Borrower’s Annual Report on Form 10-K for 2007 filed with the SEC, the Borrower’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K subsequently filed by the Borrower with the SEC, as of the date it was filed with the SEC (or, if such report has been amended, in each case as amended through the Funding Date) did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
     (n) ERISA.
          (i) Schedule 4 lists each Plan and each Multiemployer Plan maintained or contributed to, or required to be contributed to, by the Borrower or any of its ERISA Affiliates. Each Plan has been operated and administered in compliance with all applicable requirements of ERISA, and, if intended to qualify under Section 401(a) or 403(a) of the Internal Revenue Code, in compliance with all applicable requirements of such provisions except where the failure to do so could not reasonably be expected to have, taking all instances in the aggregate, a Material Adverse Effect.

**	Confidential Treatment Requested.

          (ii) Full payment has been made by the Borrower or any of its ERISA Affiliates of all minimum amounts that such entities are required to pay under the terms of each Plan and Multiemployer Plan except where the failure to so comply, taking all instances in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (iii) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.
          (iv) Neither the Borrower nor any of its ERISA Affiliates maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Plan the obligations with respect to which, when taken together with the projected contributions thereto reflected in the projections and pro forma financial information previously delivered to Lenders, could not reasonably be expected to have a Material Adverse Effect.
          (v) No Plan maintained by the Borrower or any ERISA Affiliate is underfunded (based on the present value of all accumulated benefit obligations thereunder) except to the extent that the aggregate amount of underfunding with respect to all such plans, when taken together with the projected contributions thereto reflected in the projections and pro forma financial information previously delivered Lenders, could not reasonably be expected to have a Material Adverse Effect.
          (vi) Neither the Borrower nor any of its ERISA Affiliates has any liability (including contingent liability) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title IV of ERISA other than the Plans and Multiemployer Plans.
     Section 3.2. The Pledged Spare Parts. The Borrower represents and warrants to the Transaction Agents and each Lender, as of the date of this Agreement and as of the Funding Date, that:
     (a) Good Title. (1) The Borrower has **the Pledged Spare Parts,** and the Liens to be released by the Release and the UCC Release; and (2** (as defined in the Mortgage), without giving effect to any waiver of any of the requirements for **in the Mortgage, in order for the Borrower to achieve compliance with each of the**) based on the **included therein), without any need on the part of the Borrower to**.
     (b) Filings. Except for (i) the filing for recordation (and recordation) with the FAA of the FAA Filed Documents with respect to the Pledged Spare Parts located at the Designated Locations, and (ii) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals) with the Secretary of State of the State of Delaware (UCC Division) with respect to the Collateral, no further action, including any filing or recording of any

**	Confidential Treatment Requested.

document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Collateral Agent’s interest in the Collateral created under the Mortgage as against the Borrower and any other Person, in each case in any applicable jurisdiction in the United States.
     (c) [Intentionally omitted.]
     (d) **The Borrower has a reasonable belief, based on its review and analysis of the information available to it, that (i) as of the Funding Date, **the **included within the **(by value, determined on the basis of **as of the Funding Date)**, and (ii) Collateral Agent is entitled to the benefits of **of the **(by value, determined on the basis of Current Market Value as of the Funding Date) of the Pledged Spare Parts as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.
     (e) Condition. All Pledged Spare Parts are **of Borrower relating to such Pledged Spare Parts, and no appliances, parts, interests, appurtenances, accessories or other equipment of whatever nature which are incorporated or installed in or attached to such Pledged Spare Parts are**.
     (f) Location, Identification and Release of Pledged Spare Parts.   All of the Pledged Spare Parts are or will (upon becoming subject to the Lien of the Mortgage) be maintained by or on behalf of the Borrower at the Designated Locations, subject to Section 3.02 of the Mortgage.
     (g) **  The Borrower confirms that (i) the only **currently used by the Borrower to track the location, use and maintenance status of its spare parts is the **(as defined in the Mortgage), (ii) each of its license agreements with respect to the**, and (iii) Borrower has full title and rights of use, including the right to grant a security interest, over **
     (h) [Reserved]
     (i) Spare Parts.  It is the intention of the parties to this Agreement that all Pledged Spare Parts be “spare parts” as defined in Section 40102(a)(43) of Title 49 of the United States Code.  The Borrower represents that it maintains the Pledged Spare Parts for the purpose of installing the spare parts on aircraft, aircraft engines or appliances as defined in Sections 40102(a)(6), (7) and (11) of Title 49 of the United States Code.
     (j) Certain Matters Concerning Affiliates. (i) The only Affiliates of the Borrower engaged in the business of operating aircraft, whether for scheduled passenger service, charter service or freight service, are Piedmont Airlines, Inc. and PSA Airlines, Inc., (ii) none of the Borrower’s Affiliates operate**, and (iii) Schedule 5 to this Agreement identifies substantially all of the Rotables and Key Repairables included within the Pledged Spare Parts that are** with any of the Rotables and Key Repairables that are owned by or maintained on behalf of any of the Borrower’s Affiliates, including, but not limited to the entities named in subclause (i), and such Rotables and Key Repairables comprise ** of the total Rotables and Key Repairables by part number included within the Pledged Spare Parts.

**	Confidential Treatment Requested.

     Section 3.3 Representations and Warranties of the Lenders. Each Lender represents and warrants that:
     (a) Accredited Investor. It is an accredited investor (as such term is defined in Rule 501 under the Securities Act of 1933, as amended);
     (b) Investment Intent. It is acquiring its interest in a Note, and any interest in and to the Collateral, for its own account for investment and not with a view to resale or distribution (subject, however, to the disposition of its property being at all times within its control);
     (c) ERISA. Either (i) no part of the funds used by it to acquire its Notes constitute the assets of (x) any employee benefit plan (as defined in section 3(3) of ERISA) that is subject to part 4 of Title I of ERISA or Section 4975 of the Code and with respect to which the Borrower or any of its ERISA Affiliates is the plan sponsor or is obligated to make contributions or (y) any entity, the assets of which would be treated as assets of any such plan pursuant to Department of Labor Regulation 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA; or (ii) the use of such assets would not cause or give rise to a non-exempt prohibited transaction under part 4 of Title I of ERISA or Section 4975 of the Code; and
     (d) No Offering. Neither it nor anyone acting on its behalf has directly or indirectly offered its Notes or any interest therein or any interest in and to the Collateral, for sale to, or solicited any offer to acquire any of the same from, the public or in any manner that would violate, or require the registration of the issuance and sale of, such Notes or any interest therein, or any transaction contemplated hereby, under the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, or applicable state securities laws, or that might subject the Borrower to regulation under, require Borrower to give notice to, or register with or take any other action in respect of, any foreign governmental authority or agency.
Article IV
Covenants
     Section 4.1. Covenants of the Borrower. The Borrower shall comply with the following covenants and agreements, unless the Required Lenders shall otherwise consent:
     (a) Financial Statements and Other Information. The Borrower will furnish to the Transaction Agents and each Lender:
     (i) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the Form 10-K (excluding exhibits) filed by the Borrower with the SEC for such fiscal year (or in lieu of such copy an e-mail notice that such report has been filed with the SEC and providing a web site address at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or, if no such Form 10-K was so filed, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative

**	Confidential Treatment Requested.

form the figures for the previous fiscal year, all reported on by the Borrower’s independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;
     (ii) within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the Form 10-Q (excluding exhibits) filed by the Borrower with the SEC for such quarterly period (or in lieu of such copy an e-mail notice that such report has been filed with the SEC and providing a web site address at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or if no such Form 10-Q was so filed, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
     (iii) concurrently with any delivery of financial statements under clause (i) above, an**;
     (iv) promptly following any request therefor, such other nonconfidential information regarding the Pledged Spare Parts, the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Transaction Documents, as any Transaction Agent or Lender may reasonably request, including, without limitation, such documents and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender or any bona fide prospective Lender) in order for the Administrative Agent, such Lender or any bona fide prospective Lender to carry out and be satisfied with the results of all necessary “Know Your Customer” or other checks in relation to the Borrower or any of its Subsidiaries that it is required to carry out in connection with the transactions contemplated by the Transactions Documents;
     (v) ERISA Reports: upon the request of the Collateral Agent or any Lender, copies of the most recent annual reports or other reports (including Schedule B thereto), returns (IRS Form 5500), audited or unaudited financial statements, and actuarial valuations with respect to each Plan; and
     (vi) ERISA Event: promptly after the occurrence of any ERISA Event that (x) could reasonably be expected to have a Material Adverse Effect or (y) that relates to the occurrence or existence of an event or condition that could

**	Confidential Treatment Requested.

reasonably be expected to have a Material Adverse Effect, notice of such ERISA Event.
     (b) Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to:
     (i) do or cause to be done all things necessary to preserve and maintain its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 4.1(c); provided further that this Section 4.1(b)(i) shall apply to the Subsidiaries of Borrower, if any, only to the extent that the dissolution, termination or other loss of legal existence of such Subsidiaries would reasonably be expected to (either individually or in the aggregate) cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents.
     (ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would reasonably be expected to (either individually or in the aggregate) cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents;
     (iii) pay and discharge all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such Tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, and the nonpayment of which (either individually or in the aggregate) could not reasonably be expected to cause a material impairment of the ability of the Borrower to perform, or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents; and
     (iv) permit representatives of the Transaction Agents, during normal business hours and on reasonable notice, to discuss its business and affairs with its officers, all to the extent reasonably requested by the Transaction Agents; provided, however, that this Section 4.1(b)(iv) shall apply to Subsidiaries of Borrower, if any, only to the extent that an adverse circumstance with respect to the business and affairs of such Subsidiaries would reasonably be expected to cause a material impairment of the ability of the Borrower to perform or the Transaction Agents or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents.
     (c) Mergers and Consolidations. The Borrower will not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless:

**	Confidential Treatment Requested.

     (i) **
     (ii) **to the Collateral Agent a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Collateral Agent containing **by such Person of the **by the Borrower;
     (iii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;
     (iv) all filings shall have been made as shall be necessary to preserve the perfection of (A) the Lien of the Mortgage on the Pledged Spare Parts on a** (subject to Permitted Liens) and (B) the Lien of the Subordinated Parts Mortgage on Pledged Spare Parts on a second priority and perfected basis (subject to Permitted Liens); and
     (v) promptly after the consummation of such transaction, the Borrower shall deliver to the Collateral Agent a certificate of the Secretary or an Assistant Secretary of Borrower certifying as to Borrower’s compliance with the conditions of this Section 4.1(c) and an opinion of counsel (which may be issued by Borrower’s Legal Department) as to Borrower’s compliance with Sections 4.1(c)(i), 4.l(c)(ii) and 4.1(c)(iv).
Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety in accordance with this Section 4.1(c), the Person formed by suchconsolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Transaction Documents with the same effect as if such Person had been named as the Borrower herein. No such **as an entirety shall have the effect of **the Borrower or any Person which shall theretofore have become such in the manner prescribed in this Section 4.1(c) from the Borrower’s liability in respect of any Transaction Document to which it is a party.
     (d) Delivery of Post-Recording FAA Opinion. Promptly upon recordation of the Mortgage, the Subordinated Parts Mortgage, and each Supplemental Mortgage covering the Pledged Spare Parts and Designated Locations pursuant to the Act, the Borrower will cause FAA Counsel to deliver to the Collateral Agent and the Borrower a favorable opinion addressed to each of them as to such recordation and the lack of filing of any intervening documents creating a Lien with respect to such Pledged Spare Parts.
     (e) Software.  The Borrower hereby agrees that (i) it shall **at all times prior to the Maturity Date of the Loan, (ii) upon written request by the Collateral Agent at any time following the occurrence of an Event of Default, Borrower shall use the **and provide the resulting output regarding the Pledged Spare Parts to the Collateral Agent or such other person as the Collateral Agent may instruct, or to the Independent Appraiser or such other party as the Collateral Agent may instruct, **
     (f) Compliance with Mortgage. The Borrower will comply with the terms and provisions of the Mortgage.

**	Confidential Treatment Requested.

     (g) ERISA. The Borrower will ensure that the Plans with respect to which the Borrower has any liability are operated in compliance with all applicable laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (h) Minimum Unrestricted Cash Amount. The Borrower shall not, ** permit the aggregate amount of Unrestricted Cash held by the Borrower to be less than Seven Hundred Fifty Million Dollars ($750,000,000) (the “Minimum Unrestricted Cash Amount”).
     (i) Records. The Borrower shall maintain its principal records with respect to the Pledged Spare Parts at Borrower facilities located **and **
Article V
Increased Costs; General Indemnity
     Section 5.1. Increased Costs. The Borrower **
     Section 5.2. Capital Adequacy. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (3) compliance by a Lender or any corporation or bank controlling a Lender with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other Governmental Authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2) (“Capital Adequacy Change”), has the effect of **.
     Section 5.3. Withholding of Taxes.
     (a) Payments to Be Free and Clear. All sums payable by the Borrower under this Agreement and the other Transaction Documents to each Lender and each Transaction Agent shall (except to the extent required by law)**.
     (c) Evidence of Exemption from U.S. Withholding Tax.
     (i) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall, to the extent it is entitled to do so, deliver to the Collateral Agent for transmission to the Borrower, at or prior to the Closing (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Transfer Supplement pursuant to which it becomes a Lender (in the case of each other Lender), (x) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption

**	Confidential Treatment Requested.

required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be deducted or withheld from any payments to such Lender of interest, fees or other amounts payable under any of the Transaction Documents or (y) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN claiming exemption under a treaty or W-8ECI, pursuant to clause (x) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be withheld from payments to such Lender of interest payable under any of the Transaction Documents.
     Each Lender that is organized under the laws of the United States or any state or other political subdivision thereof shall deliver to the Collateral Agent for transmission to the Borrower, at or prior to the Closing (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Transfer Supplement pursuant to which it becomes a Lender (in the case of each other Lender), two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, if requested by the Borrower in writing and required by the Internal Revenue Code or the regulations issued thereunder**.
     (ii) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 5.3(c)(i) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances (other than, unless notified by the Borrower, a change in applicable United States law, including United States income tax conventions and treaties) renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender, to the extent it is entitled to do so, shall promptly (x) deliver to the Collateral Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI or W-9, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be withheld from payments to such Lender under the Transaction Documents or (y) notify the Collateral Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.3(c).

**	Confidential Treatment Requested.

     (iii) **
     Section 5.4. (a) Other Taxes. In addition to the amounts described elsewhere in this Article V,**
     (c) Non-Parties. If a ** is not a party to this Agreement, the Borrower may require such Tax Indemnitee to agree in writing to the terms of Sections 5.3 and 5.4 prior to making any payment to such ** under Section 5.3 or 5.4.
     Section 5.5. Indemnity. (a) Indemnity Obligation.  The Borrower agrees to indemnify and hold harmless each Lender, the Collateral Agent, the Administrative Agent, and their respective successors, assigns, directors, officers, employees and agents (hereinafter in this Section 5.5 referred to individually as an “Indemnitee,” and collectively as“Indemnitees”)** For purposes of subclause (i) above, an Indemnitee shall be considered a “related” Indemnitee with respect to another Indemnitee if such Indemnitee is an Affiliate or employer of such other Indemnitee or a director, officer, employee or agent of such other Indemnitee, or a successor or assignee of such other Indemnitee.
     (b) Indemnification Procedures.
          (i) Notice.  In case any action, suit or proceeding shall be brought against anyIndemnitee for which such Indemnitee will seek indemnification under Section 5.5(a), such Indemnitee shall notify the Borrower of the commencement thereof and the Borrower may, subject to the provisions of this Section 5.5, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following subsections), assume and control the defense thereof and, subject to Section 5.5(b)(iii), settle or compromise the same.  Notwithstanding the foregoing, the failure of any Indemnitee to notify the Borrower as provided in this Section 5.5(b)(i) shall not release the Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Loss to the Borrower (in which event the Borrower shall not be responsible for such additional Loss) or materially impairs the Borrower’s ability to contest such claim.
          (ii) Control.  The Borrower or its insurer(s) shall have the right, at its or their expense, to investigate and, if the Borrower or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under Section 5.5(a) or under any insurance policies pursuant to which coverage is sought, control the defense of any action, suit or proceeding relating to any Losses for which indemnification is sought pursuant to this Section 5.5, and each Indemnitee shall cooperate with the Borrower or its insurer(s) with respect thereto; provided, that the Borrower shall not be entitled to control the defense of any such

**	Confidential Treatment Requested.

action, suit, proceeding or compromise any such Losses during the continuance of any Event of Default and so long as no such cooperation shall entail a material risk of (A) criminal liability of such Indemnitee, (B) unindemnified civil liability of such Indemnitee or (C) the sale, loss, forfeiture or seizure of the Collateral.  In connection with any such action, suit or proceeding being controlled by the Borrower, such Indemnitee shall have the right to participate therein, at its sole cost and expense.
          (iii) Settlement.  In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Losses without the prior written consent of the Borrower, unless such Indemnitee waives its right to be indemnified with respect to such Losses under this Section 5.5.
          (iv) Cooperation.  Each Indemnitee agrees to cooperate with the Borrower and its insurers in the exercise of their rights to investigate, defend or compromise Losses for which indemnification may be claimed hereunder.
          (v) Nonparties.  If an Indemnitee is not a party to this Agreement, the Borrower may require such Indemnitee to agree in writing to the terms of this Section 5.5 prior to making any payment to such Indemnitee under this Section 5.5.
          (vi) No Requirement.  Nothing contained in this Section 5.5(b) shall be deemed to require an Indemnitee to assume responsibility for or control of any judicial proceeding with respect to any Losses.
Article VI
Conditions Precedent
     Section 6.1. Conditions to Effectiveness of Commitments. The effectiveness of the Commitment of each Lender under this Agreement is subject to the condition that Borrower shall have delivered to the Administrative Agent the following:
     (i) an executed counterpart of this Agreement;
     (ii) an executed counterpart of the **(iii) an executed counterpart of the Related Loan Agreement; and
     (iv) an executed counterpart of the **
     Section 6.2. Conditions to Funding. The obligation of the Lenders to make the Loan is subject to the fulfillment, prior to or on the Funding Date, of the following additional conditions precedent:
     (a) The Collateral Agent shall have received the following documents (with a copy for each Lender):

**	Confidential Treatment Requested.

     (i) a Note (duly executed by the Borrower and authenticated by the Collateral Agent) shall have been issued to each Lender in an original principal amount equal to such Lender’s Percentage Share of the Loan;
     (ii) an executed counterpart of the Mortgage;
     (iii) the broker’s report and insurance certificate required by Appendix B of the Mortgage and the Subordinated Parts Mortgage with respect to the Pledged Spare Parts;
     (iv) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Borrower, substantially in the form of Exhibit D to this Agreement;
     (v) an opinion of the Borrower’s Legal Department, substantially in the form of Exhibit E to this Agreement;
     (vi) (1) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) the resolutions of the Borrower’s board of directors or executive committee of such board approving the transactions contemplated by this Agreement, (ii) the name and signature of each officer who executes a Transaction Document or Additional Document on the Borrower’s behalf (on which certificate the Transaction Agents and each Lender may conclusively rely until a revised certificate is received), (iii) the Borrower’s certificate of incorporation and (iv) a copy of the Borrower’s By-Laws and (2) a good standing certificate of the Borrower from the Secretary of State of the State of Delaware dated as of a date reasonably close to the Funding Date;
     (vii) an Officer’s Certificate of the Borrower, dated as of the Funding Date, stating that its representations and warranties set forth in Sections 3.1 and 3.2 of this Agreement are true and correct as of the Funding Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date); and
     (viii) the Financing Statements.
     (b) On the Funding Date, after giving effect to the filing of the FAA Filed Documents, the UCC Release and the Financing Statements with respect to the Pledged Spare Parts, the Collateral Agent under the Mortgage shall have received a duly perfected first priority security interest in all of the Borrower’s right, title and interest in the Pledged Spare Parts, subject only, after giving effect to the Release and the UCC Release, to Permitted Liens that are not Liens of Record. Prior to the Funding Date, the Collateral Agent shall have received satisfactory lien searches evidencing that the Pledged Spare Parts are free from Liens of Record other than the Liens that are to be released pursuant to the Release.

**	Confidential Treatment Requested.

     (c) No change shall have occurred after the date of this Agreement in any applicable law that makes it a violation of law for (a) the Borrower, the Transaction Agents or any Lender to execute, deliver and perform the Transaction Documents or Additional Documents to which any of them is a party or (b) any Lender to make its Percentage Share of the Loan with respect to the Pledged Spare Parts.
     (d) On the Funding Date, no event shall have occurred and be continuing, or would result from the mortgage of the Pledged Spare Parts, which constitutes an Event of Default or a Potential Default.
     (e) The Borrower shall have received all necessary approvals from applicable Governmental Authorities with jurisdiction over the Borrower and shall have received all consents of third parties, including, without limitation, any consent required under the Term Loan Agreement, for the consummation of the transactions contemplated by this Agreement, and shall deliver copy of each such approval or consent, certified pursuant to an Officer’s Certificate, to the Collateral Agent, or, if no such approvals or consents are required, the Borrower shall deliver an Officer’s Certificate certifying the same.
     (f) The Borrower shall have **except, after giving effect to the Release and the UCC Release, Permitted Liens which are not Liens of Record, and with respect to each Designated Location that is either leased by Borrower or owned by Borrower but subject to a mortgage or deed of trust in favor of a third party, Borrower shall have obtained from the landlord, mortgagee or beneficiary under a deed of trust, as the case may be, a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person’s consent, if applicable, to access by the Collateral Agent and/or any Lender or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to the Mortgage or the Subordinated Parts Mortgage (in each case, in form and substance satisfactory to the Lenders).
     (g) The Collateral Agent shall be entitled to the benefits of **(determined on the basis of Current Market Value as of the Funding Date) of the Pledged Spare Parts as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
     (h) The Collateral Agent shall have received evidence reasonably satisfactory to it that (i) the Financing Statements and the UCC Release are in appropriate form for filing with the Secretary of State of the State of Delaware and that the Collateral Agent is authorized to file the Financing Statements and the UCC Release in such filing office immediately upon the funding of the loan and of the loan under the Related Loan Agreement, (ii) each of the Mortgage and Release is in appropriate form for filing with the FAA and is pre-positioned in escrow with FAA Counsel for filing with the FAA in accordance with the Act, immediately upon the funding the of the Loan and of the loan under the Related Loan Agreement, and (iii) FAA Counsel is prepared to issue its legal opinion as soon as reasonably practicable following the filing of the Mortgage and Release.

**	Confidential Treatment Requested.

     (i) No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Transaction Document, Additional Document or the transactions contemplated hereby or thereby.
     (j) The representations and warranties in Sections 3.1 and 3.2 shall be true and correct in all material respects on and as of such date (except to the extent such representations and warranties relate solely to an earlier date but then as of such earlier date).
     (k) The Borrower shall have paid (or shall have given instructions for the initiation of wire transfers to pay) all amounts referred to in the first sentence of Section 9.3 for which it shall have received reasonably detailed invoices at **before the Funding Date.
     (l) No payment default (without giving effect to any grace period) by Borrower shall have occurred and be continuing under any of the Other GE Agreements.
     (m) No payment default by the Borrower currently exists with respect to any financing facility of ** or more and the Collateral Agent and the Lenders shall have received a certification from the Borrower to such effect.
     (n) All conditions to the funding of the loan contemplated by the Related Loan Agreement have been satisfied, and such loan is being funded contemporaneously with the Loan.
     (o) The Lenders shall have received an Appraisal (using the Physical Appraisal Methodology) with respect to the Pledged Spare Parts from the Independent Appraiser, satisfactory in the sole discretion of the Lenders, confirming the aggregate Current Market Value of the Pledged Spare Parts, which Appraisal shall include an express breakdown of the Current Market Value of the Rotables, Key Repairables and Expendable Parts included therein, as well as a breakdown of the Current Market Value of the Rotables, Key Repairables and Expendable Parts that constitute Excluded Pledged Parts (it being expressly acknowledged that the Appraisal, delivered to the Original Lender on **satisfies the foregoing condition).
     (p) The Lenders shall have received an Officer’s Certificate of the Borrower certifying that no material adverse change has occurred in the condition, value or status of the Pledged Spare Parts, taken as a whole, from the situation reflected in the Appraisal delivered to the Original Lender pursuant to Section 6.2(o) above.
     (q) Lenders shall be satisfied in respect of the Borrower’s system of inventory control.

**	Confidential Treatment Requested.

     (r) On the Funding Date after the Loan has been made, (i) the **shall be no greater than the Maximum Rotables and Key Repairables Ratio, (ii) the Collateral Ratio shall be no greater than the Maximum Collateral Ratio, (iii) the Current Market Value of the Pledged Spare Parts **of the Loan by not less than the **Amount, (iv) the QDL Collateral Percentage is at least equal to the Minimum QDL Collateral Percentage and (v) the QDL Rotables and Key Repairables Percentage is at least equal to the Minimum QDL Rotables and Key Repairables Percentage, and the Lenders shall have received an Officer’s Certificate from the Borrower certifying the same, which certification may be based upon the Current Market Value of the Pledged Spare Parts as set forth in the Appraisal prepared by the Independent Appraiser and delivered to the Lenders pursuant to Section 6.2(o) above, but which certification shall include an express certification by the Borrower as to the accuracy and completeness of all information and data provided by Borrower to the Independent Appraiser for the preparation of such Appraisal.
     (s) The Borrower shall have paid the up front fee specified in Section 1.3.
     (t) (1) On the Funding Date, Borrower shall**.
     (2) Borrower shall**.
     (3)  Borrower shall,**.
     (u) [Reserved].
     (v) The outstanding principal balance of the **shall have **(after giving effect to the making of the Loans and the making of the loans under the Related Loan Agreement)**) from the outstanding principal balance of**, and the Borrower shall have provided evidence reasonably satisfactory to the Collateral Agent of such**.
     (w) **shall have been **(it being understood that the effectiveness of such **may be conditioned upon the funding of the Loan and the Related Loan)**, after giving effect to the repayment contemplated by clause (v) above, the minimum amount of **(as defined in the**) that must be maintained in accordance with the **) and the Borrower shall have delivered a copy of such amendment, certified by an Officer’s Certificate, to the Collateral Agent.
     (x) Since October 15, 2008, no Material Adverse Change, as determined by Original Lender in its good faith judgment, shall have occurred. Without limiting the generality of the foregoing, a “Material Adverse Change” for the purposes of this clause shall include any and all of the following: any filing by or against the Borrower of a proceeding under Chapter 11 of the United States Bankruptcy Code, the adoption of any resolutions by the Borrower’s Board of Directors authorizing the Borrower to file any such proceeding, the announcement by the Borrower that it is contemplating the filing of such a proceeding, the consent by the Borrower to the appointment of a receiver, and/or the admission by the Borrower in writing of its inability to pay its debts generally as they become due.

**	Confidential Treatment Requested.

     (y) No material adverse change shall have occurred in or to **for credit facilities similar in nature to the facilities being extended to the Borrower under this Agreement and the Related Loan Agreement, and no material disruption of, or material adverse change in, financial, banking or capital markets that would have a material adverse effect on the**, as determined by Original Lender in its good faith judgment (in each case, as compared to the situation as of October 15, 2008).
     (z) Such other documents, agreements, certificates and information concerning the Borrower as the Administrative Agent, the Collateral Agent or any Lender may reasonably request.
     Section 6.3. Additional Conditions to Funding. In addition to the conditions precedent set forth in Section 6.2 above, the obligation of the Original Lender to make its Percentage Share of the Loan is subject to the fulfillment, prior to or on the Funding Date, of the following additional conditions precedent:
     (a) The Collateral Agent shall have received the following:
     (i) an executed counterpart of the**;
     (ii) an executed counterpart of the**;
     (iii) an executed counterpart of the**;
     (iv) an executed counterpart of the**;
     (v) an executed counterpart of**) and the leases relating thereto;
     (vi) an executed counterpart of the**;
     (vii) an executed counterpart of the**;
     (viii) the broker’s report and insurance certificate required by Appendix B of the Subordinated Parts Mortgage with respect to the Pledged Spare Parts (which may be combined with the broker’s report and insurance certificate delivered pursuant to Section 6.2(a)(iii) above);
     (ix) the broker’s report and insurance certificate required by Appendix B of the Subordinated Engine Mortgage with respect to the “Engines” as defined therein (which may be combined with the broker’s report and insurance certificate delivered pursuant to Section 6.2(a)(iii) of the Related Loan Agreement; and
     (x) the broker’s report and insurance certificate required by Appendix B of the Subordinated Aircraft Mortgage with respect to the **

**	Confidential Treatment Requested.

     (b) The Collateral Agent shall have received evidence reasonably satisfactory to it that:
     (A) (i) the Subordinated Parts Mortgage is in appropriate form for filing with the FAA and is pre-positioned in escrow with FAA Counsel for filing with the FAA in accordance with the Act, together with the documents described in Section 6.2(h)(ii) above, immediately upon the funding the of the Loan and of the loan under the Related Loan Agreement, and (ii) FAA Counsel is prepared to issue its legal opinion as to the due filing for recordation of such documents as soon as reasonably practicable following the filing of the Subordinated Parts Mortgage (which opinion may be combined with the opinion to be provided by FAA Counsel pursuant to Section 6.2(h)(iii) above);
     (B) (i) each of (x) the Subordinated Engine Mortgage and the supplement thereto described in Section 6.3(a)(ii) above and (y) each Subordinated Lease Assignment in respect of the “Purchase/Leaseback Engines” is in appropriate form for filing with the FAA and is pre-positioned in escrow with FAA Counsel for filing with the FAA in accordance with the Act, together with the documents described in Section 6.2(h)(ii) of the Related Loan Agreement, immediately upon the funding the of the Loan and of the loan under the Related Loan Agreement, (ii) FAA Counsel is prepared to issue its legal opinion as to the due filing for recordation of such documents as soon as reasonably practicable following the filing of the Subordinated Engine Mortgage (which opinion may be combined with the opinion to be provided by FAA Counsel pursuant to Section 6.2(h)(iii) of the Related Loan Agreement) and (iii) the Registrations with respect to the Subordinated Engine Mortgage will have been made and consented to at the International Registry between Borrower and Subordinated Collateral Agent, in favor of Subordinated Collateral Agent; and
     (C) (i) the Subordinated Aircraft Mortgage described in Section 6.3(a)(iv) above, the**, each of the **and each of the Subordinated Lease Assignments relating to the applicable **are all in appropriate form for filing with the FAA and are pre-positioned in escrow with FAA Counsel for filing with the FAA in accordance with the Act, immediately upon the funding the of the Loan and of the loan under the Related Loan Agreement, (ii) FAA Counsel is prepared to issue its legal opinion as to the due filing for recordation of such documents as soon as reasonably practicable following the filing of the Subordinated Aircraft Mortgage, the **, the **, and the Subordinated Lease Assignments, and (iii) immediately following the funding of the Loan and the Related Loan, FAA Counsel is prepared to (1) effect the registration at the International Registry of the International Interests constituted by the Subordinated Aircraft Mortgage, (2) effect the registration at the International Registry of the International Interests constituted by the**, and (3) effect the assignment by Borrower to**, as collateral agent under the**, of the registration at the International Registry of the International Interests constituted by the**.

**	Confidential Treatment Requested.

Article VII
Events of Default
     Section 7.1. Events of Default. Each of the following events shall constitute an “Event of Default,” whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
     (a) The Borrower shall fail to**; or
     (b) The Borrower shall fail **any Transaction Agent or any Lender (through the Administrative Agent); or
     (c) Any representation or warranty made by the Borrower herein or pursuant to Section 6.2(a)(vii) or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate or other document (other than financial statements and other documents, including exhibits, filed with the SEC) prepared by the Borrower and furnished pursuant to or in connection with this Agreement or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same **(or in the case of any representation or warranty made in Section 3.1(g) hereof with respect to a Potential Default, **) after the date of written notice thereof from any Transaction Agent or any Lender (through the Collateral Agent); or
     (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and such failure shall remain unremedied for a period of **after written notice of such failure shall have been given to the Borrower by any Transaction Agent or any Lender (through the Collateral Agent), unless such failure is capable of being corrected and the Borrower shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of **after receipt of such notice; or
     (e) The Borrower shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Borrower shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Borrower shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Borrower shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Borrower’s board of directors shall adopt a resolution authorizing any of the foregoing; or

**	Confidential Treatment Requested.

     (f) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Borrower, a receiver, trustee or liquidator of the Borrower or of substantially all of its property, or substantially all of the property of the Borrower shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of **after the date of entry thereof; or a petition against the Borrower in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within **thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower, any court of competent jurisdiction assumes jurisdiction, custody or control of the Borrower or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of**; or
     (g) The Borrower shall fail to carry and maintain, or cause to be carried and maintained,** on and in respect of any Pledged Spare Part in accordance with the provisions of Section 3.05 of the Mortgage; or
     (h) The Borrower shall cease to be a Certificated Air Carrier; or
     (i) The Mortgage shall for any reason cease to be a valid **(subject to Permitted Liens) in favor of the Collateral Agent in the Borrower’s right, title and interest in and to the Pledged Spare Parts under the laws of the United States of America; or
     (j) An event of default or termination event, howsoever described or defined, shall have occurred and be continuing under the**;
     (k) The Borrower (or any Affiliate thereof) shall fail, prior to the expiry of any applicable grace period, to make any payment (excluding any payment being disputed in good faith and arising in connection with the redelivery of aircraft and/or engines) due under **; or
     (l) (i) any ERISA Events occur that, individually or in the aggregate, result in (or could reasonably be expected to result in) liability to the Borrower in an amount which would exceed**, or (ii) any Lien shall arise on the assets of the Borrower in favor of the PBGC or a Plan to the extent that such Lien could reasonably be expected to result in liability to the Borrower in an amount that would exceed**.
Then, if an Event of Default referred to in clause (e) or (f) of this Section 7.1 shall have occurred and be continuing, (x) the principal of the Loan then outstanding, together with interest accrued but unpaid thereon**, and all other amounts owing to the Transaction Agents and any Lender hereunder or under any other Transaction Document, shall immediately and without further act become due and payable, and (y) the Commitments shall automatically terminate, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and, if any other Event of Default shall have occurred and be continuing, then the Administrative Agent shall, upon request of the Required Lenders, by notice to the Borrower, terminate the Commitments and declare the unpaid principal of the Loans then

**	Confidential Treatment Requested.

outstanding, together with interest accrued but unpaid thereon, **and all other amounts due to the Transaction Agents and any Lender hereunder or under any other Transaction Document, to be forthwith due and payable, whereupon the Commitments shall terminate and the Loans, all such interest and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to any other remedies available to the Transaction Agents and the Lenders under the Transaction Documents or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case the Collateral Agent may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in the Mortgage.
Article VIII
The Transaction Agents
     Section 8.1. Appointment and Authorization. Each Lender hereby irrevocably designates and appoints General Electric Capital Corporation as the “Administrative Agent”, and General Electric Capital Corporation, as the “Collateral Agent” (collectively, the “Transaction Agents”) under the Transaction Documents and authorizes each Transaction Agent to take such actions and to exercise such powers as are delegated to it thereby and to exercise such other powers as are reasonably incidental thereto. No Transaction Agent shall have any duties other than those expressly set forth in a Transaction Document or any fiduciary relationship with any Lender, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against any Transaction Agent. The Transaction Agents do not assume, nor shall they be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Transaction Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or applicable law.
     Section 8.2. Delegation of Duties. Each of the Transaction Agents may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.
     Section 8.3. Exculpatory Provisions. No Transaction Agent nor any of their respective directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted (i) with the consent or at the direction of the Required Lenders or (ii) in the absence of such Person’s gross negligence or willful misconduct. No Transaction Agent shall be responsible to any Lender or other Person for (a) any recitals, representations, warranties or other statements made by the Borrower or any of its Affiliates, (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (c) any failure of the Borrower or any of its Affiliates to perform any obligation or (d) the satisfaction of any condition specified in Article VI. No Transaction Agent shall have any obligation to any Lender to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Borrower or any of its Affiliates.

**	Confidential Treatment Requested.

     Section 8.4. Reliance by Transaction Agents. As between the Transaction Agents and the Lenders, each of the Transaction Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Borrower or any of its Affiliates), independent accountants and other experts selected by such Transaction Agent. Each of the Transaction Agents shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Lenders, and assurance of its indemnification, as it deems appropriate. Subject to Section 9.1, no Transaction Agent shall effect any waiver or grant any consent or make any determination (except as provided in Section 1.7(a)) without the direction of the Required Lenders.
     Section 8.5. Notice of Events of Default. No Transaction Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default unless it has received notice from any Lender or the Borrower stating that a Potential Default has occurred hereunder and describing such Potential Default. Promptly upon receiving notice of the occurrence of any Potential Default, a Transaction Agent shall notify each Lender and the other Transaction Agent of such occurrence. The Transaction Agents shall take such action concerning a Potential Default as may be directed by the Required Lenders (or, if required for such action, all of the Lenders), but until a Transaction Agent receives such directions, each Transaction Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Transaction Agent deems advisable and in the best interests of the Lenders.
     Section 8.6. Non-Reliance on Transaction Agents and Other Lenders; Lender Representations. Each Lender expressly acknowledges that no Transaction Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by a Transaction Agent hereafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute anyrepresentation or warranty by such Transaction Agent. Each Lender represents and warrants to each of the Transaction Agents that, independently and without reliance upon the Transaction Agents or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, no Transaction Agent shall have any duty or responsibility to provide any Lender with any information concerning the Borrower or any of its Affiliates that comes into the possession of such Transaction Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
     Section 8.7. Transaction Agents and Affiliates. Each of the Transaction Agents and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Affiliates and, in its role as a Lender, General Electric Capital Corporation may exercise or refrain from exercising its rights and powers as if it were not Administrative Agent.

**	Confidential Treatment Requested.

     Section 8.8. Indemnification. Each Lender shall indemnify and hold harmless each of the Transaction Agents and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with its Percentage Share (or, after the Commitments have been terminated, its Ratable Share) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not such Transaction Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Transaction Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Transaction Agent or such Person as finally determined by a court of competent jurisdiction).
     Section 8.9. Successor Transaction Agents. Each Transaction Agent may, upon at least** to the Borrower and each Lender, resign its position as a Transaction Agent. Such resignation shall not become effective until a successor Transaction Agent acceptable to the Borrower is appointed by the Required Lenders and has accepted such appointment. Upon such acceptance of its appointment as a Transaction Agent hereunder by a successor Transaction Agent, such successor Transaction Agent shall succeed to and become vested with all the rights and duties of the retiring Transaction Agent, and the retiring Transaction Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Transaction Agent’s resignation hereunder, the provisions of Article V and this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Transaction Agent.
Article IX
Miscellaneous
     Section 9.1. Amendments. Except as otherwise provided for in the Syndication Agreement, neither this Agreement nor any other Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated (excluding any Mortgage Supplement contemplated by the Mortgage) unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) extend the final scheduled maturity of the Loan or any Note, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) increase the Commitment of any Lender, (iii) release any Collateral (except as expressly provided in the Mortgage), (iv) amend, modify or waive any provision of Section 1.1(f) of this Agreement, this Section 9.1 or Section 4.04 of the Mortgage, (v) reduce the percentage specified in the definition of Required Lenders, (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (vii) **under a Transaction Document in favor of such Lender; provided, further, that no such change, waiver, discharge or termination shall without the consent of a Transaction Agent, amend, modify or waive any provision of Article

**	Confidential Treatment Requested.

VIII as same applies to such Transaction Agent or any other provision as same relates to the rights or obligations of such Transaction Agent. Solely for the benefit of the Lenders from time to time party hereto, the Collateral Agent hereby agrees that it shall (i) not amend the **without the consent of the Required Lenders and (ii) not modify the provisions of the **Agreement referenced in Section 8(i) of the **Agreement as requiring the consent of each “Senior Lender” affected thereby without the consent of the Lender(s) affected thereby.
     Section 9.2. Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by facsimile communication), given to the appropriate Person at its address or facsimile number set forth on the signature pages hereof, or at such other address or facsimile number as such Person may specify, and effective when received at the address specified by such Person. The number of days for any advance notice required hereunder may be waived (orally or in writing) by the Person receiving such notice and, in the case of notices to the Collateral Agent, the consent of each Person to which the Collateral Agent is required to forward such notice.
     Section 9.3. Costs and Expenses. The Borrower agrees to pay at or prior to Closing, after receipt of reasonably detailed invoices, all **of the initial Lender and each Transaction Agent in connection with the preparation, execution and delivery of the Transaction Documents and Additional Documents (whether or not any such Transaction Document or Additional Document is entered into), including, without limitation the reasonable fees and expenses of (a)**, special counsel to the Lenders, (b) **, special counsel to the Lenders, and (c)**,. The Borrower further agrees to pay on demand (i) the initial and annual fees, and the reasonable expenses of, the Collateral Agent in connection with the transactions contemplated hereby and (ii) all reasonable and actual costs and expenses of each Transaction Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents after the occurrence of an Event of Default (including, without limitation, reasonable fees and expenses of one counsel for the Collateral Agent and one counsel for all of the Lenders in connection with the enforcement of their rights under the Transaction Documents).
     Section 9.4. Certain Agreements . (a) Each Lender and each Transaction Agent agrees as to itself with the Borrower that, so long as no Event of Default shall have occurred and be continuing, such person shall not (and shall not permit any Affiliate or other person claiming by, through or under it to) take or cause to be taken any action contrary to the Borrower’s right to quiet enjoyment of the Collateral, and to possess, use, retain and control the Pledged Spare Parts and all revenues, income and profits derived therefrom without hindrance.
     (b) Each Lender agrees to comply with its obligations under the Mortgage.
     Section 9.5. Entire Agreement. The Transaction Documents, the Syndication Agreement and the Additional Documents constitute the entire understanding of the parties thereto concerning the subject matter thereof. Any previous agreements, whether written or oral, concerning such matters are superseded thereby.
     Section 9.6. Cumulative Rights and Severability. All rights and remedies of the Lenders and the Transaction Agents hereunder shall be cumulative and non-exclusive of any

**	Confidential Treatment Requested.

rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.
     Section 9.7. Waivers. No failure or delay of any party hereto in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy. Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given. After any waiver, the Borrower, the Lenders and the Transaction Agents shall be restored to their former position and rights and any Potential Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Potential Default.
     Section 9.8. Successors and Assigns; Participations; Assignments.
     (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, the Borrower may not assign or transfer any of its rights or delegate any of its duties without the prior consent of the Transaction Agents and each of the Lenders.
     (b) Participations. Any Lender may **s of such Lender hereunder. Such Lender shall remain **responsible for performing its obligations hereunder, and the Borrower and the Transaction Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Each Participant shall be entitled to the benefits **provided that such Participant shall not be entitled to any greater benefit under Article V than the Lender that sold the participating interest to the Participant would have been entitled to thereunder and no Participant shall be entitled to any benefit thereunder unless it shall perform such obligations as are imposed on the Lenders under **A Lender shall not agree with a Participant to restrict such Lender’s right to agree to any amendment, waiver or modification hereto, except amendments described in the proviso to Section 9.1.
     (c) Assignments. Notwithstanding the foregoing, any Lender may assign all or a portion of its Commitment and its outstanding Notes to a **or assign all, or if less than all, a portion equal to at least **in the aggregate face amount of Notes and of such Commitment (and related Obligations) to one or more Eligible Assignees, each of which assignees referred to in Section 9.8(c) shall become a party to this Agreement as a Lender by execution of a supplement hereto in the form of Exhibit F (a “Transfer Supplement”) hereto, provided that such transfer or assignment will not be effective until recorded by the Collateral Agent on the Register pursuant to Section 9.8(d) hereof; provided that no such transfer or assignment will increase the Borrower’s obligations under Article V hereof, based on the applicable laws in effect (or scheduled to take effect) at the time of such transfer or assignment, as compared with the liabilities that Borrower would have

**	Confidential Treatment Requested.

incurred had such transfer or assignment not taken place. To the extent of any assignment pursuant to this Section 9.8(c) (other than an assignment to a Qualified Affiliate pursuant to the preceding sentence), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 9.8(c) to a Person which is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Collateral Agent the Internal Revenue Service forms (and, if applicable, a Certificate re Non-Bank Status) required by Section 5.3(c)(i). Borrower shall provide such cooperation in connection with any such transfer or assignment as any Transaction Agent, the assigning Lender or the assignee Lender may request, including, but not limited to, amending the insurance covering the Collateral so as to name such assignee as an additional insured thereunder, if so requested.
     (d) Register. The Borrower hereby designates the Collateral Agent to serve as the Borrower’s agent, solely for purposes of this Section 9.8(d), to maintain a register (the “Register”) on which it will record the registered holder of the Notes and the registration of transfers of Notes made pursuant to and in accordance with Section 9.8(c). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice, and the Collateral Agent shall, reasonably promptly after (a) any person becomes a Lender after the date hereof and (b) any Lender alters or modifies its name or address, notify the Borrower of and deliver to the Borrower a written update of the names and addresses of all Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of the Loan Amount of any Lender. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, the Loan Amount made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Collateral Agent with respect to ownership of such Commitment and Loan Amount and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loan Amount shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitment and the Loan Amount shall be recorded by the Collateral Agent on the Register only upon the acceptance by the Collateral Agent of a properly executed and delivered Transfer Supplement. Coincident with the delivery of such a Transfer Supplement to the Collateral Agent for acceptance and registration of assignment or transfer of all or part of a Loan Amount, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Notes evidencing such Loan Amount, and thereupon one or more new Notes in the same aggregate principal amount shall be issued by the Borrower to the assigning or transferor Lender and/or the new Lender, as appropriate to reflect such assignment. Such new Notes shall be authenticated by the Collateral Agent. By execution and delivery hereof, the Borrower request and directs the Collateral Agent to authenticate and deliver the Notes to be issued hereunder and the Collateral Agent agrees to do so.
     Section 9.9. Confidentiality. None of the Transaction Agents nor any Lender shall disclose any nonpublic information relating to the Borrower (provided to it by the Borrower) or any Transaction Document or Additional Document to any other Person without the consent of

**	Confidential Treatment Requested.

the Borrower, other than (a) to such Transaction Agent’s or Lender’s Affiliates and its officers, directors, employees, agents and advisors and, as contemplated by Section 9.8, to actual or prospective assignees and participants, and then, in all such cases, only with an undertaking by the party to whom such information is disclosed to keep such information confidential, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, and (d) to the extent reasonably necessary in connection with any dispute related to, or enforcement of, the Transaction Documents or Additional Documents.
     Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions described in the Transaction Documents and the Additional Documents (the “Transaction”), shall not apply to the U. S. federal tax structure or U. S. federal tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U. S. federal tax structure and U. S. federal tax treatment of the Transaction. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the U. S. federal tax structure of the Transaction or any U. S. federal tax matter or U. S. federal tax idea related to the Transaction.Section 9.10. Counterparts. This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.
     Section 9.11. Governing Law; Submission to Jurisdiction; Venue.
     (a) This Agreement and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Agreement or a Transfer Supplement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 9.2, such service to become effective **after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

**	Confidential Treatment Requested.

     (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     Section 9.12. Waiver of Trial by Jury. To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of, or in connection with, any Transaction Document or any matter arising thereunder.
     Section 9.13. Effective Date. Although this Agreement is dated as of October 20, 2008, it shall not be effective unless and until executed by the parties listed on the signature pages hereto.
[Remainder of this page blank]

**	Confidential Treatment Requested.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
GENERAL ELECTRIC CAPITAL CORPORATION
as the Administrative Agent

By:	/s/ David L. Lloyd, Jr.
Name: David L. Lloyd, Jr.
Title: Vice President

Address:
General Electric Capital Corporation
c/o GE Commercial Aviation Services LLC
201 High Ridge Road
Stamford, Connecticut 06927

Attention: Customer Services
Facsimile: **
email: **

**	Confidential Treatment Requested.

GENERAL ELECTRIC CAPITAL CORPORATION
as the Collateral Agent

By:	/s/ David L. Lloyd, Jr.
Name: David L. Lloyd, Jr.
Title: Vice President

Address:
General Electric Capital Corporation
c/o GE Commercial Aviation Services LLC
201 High Ridge Road
Stamford, Connecticut 06927

Attention: Customer Services
Facsimile: **
email: **

US AIRWAYS, INC.

By:	/s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

Address:

US Airways, Inc.
4000 E. Sky Harbor Blvd.
Phoenix, Arizona 85034

Attention: Vice President and Treasurer
Telephone: **
Telecopy: **
email: **

With a copy to:
General Counsel
Telecopy: **

GENERAL ELECTRIC CAPITAL CORPORATION as Original Lender

By:	/s/ David L. Lloyd, Jr.
Name: David L. Lloyd, Jr.
Title: Vice President

Notice Address and Lending Office:

General Electric Capital Corporation
c/o GE Commercial Aviation Services LLC
201 High Ridge Road
Stamford, Connecticut 06927

Attention: Customer Services
Facsimile: **
email: **

Commitment: $270,000,000

Schedule 1
Definitions and Other Interpretive Provisions
     1. Definitions. The following terms have the meanings set forth, or referred to, below:
     “Act” means part A of subtitle VII of title 49, United States Code.
     “Actual Knowledge” means, with respect to (i) any Lender, actual knowledge of any officer of such Lender having responsibility for the transactions contemplated by the Transaction Documents and (ii) any other Person, actual knowledge of a Vice President or more senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Transaction Documents.
     “Additional Documents” means the Omnibus Agreement, the Omnibus Intercreditor Agreement, the Subordinated Parts Mortgage, the Subordinated Engines Mortgage, the Subordinated Aircraft Mortgage, the PK Loan Agreement Amendment, and the PK Mortgage Amendment.
     “Adjusted Unrestricted Cash” is defined in Section 6.2(t).
     “Administrative Agent” is defined in the first paragraph of this Agreement.
     “Administrative Agent’s Account” means the Administrative Agent’s account number**, reference US Airways Spare Parts Loan, at Deutsche Bank Trust Company Americas, New York branch, **or such other account at a bank in the United States designated to the Borrower and the Lenders by the Administrative Agent.
     “Affected Lender” is defined in Section 1.7(c).
     “Affected Loan Amount” is defined in Section 1.7(c).
     “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For purposes of this definition, “control’’ means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise, and “controlling,” “controlled by,” and “under common control with” have correlative meanings.
     “Aggregate Parts DL Percentage” has the meaning set forth in the Mortgage.
     “Agreement” is defined in the first paragraph of this Agreement.
     “Applicable Margin” means the margin applicable to the Loan, as determined pursuant to Section 2.1(b).
     “Appraisal” has the meaning set forth in the Mortgage.

**	Confidential Treatment Requested.

     “Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended.
     “Borrower” is defined in the first paragraph of this Agreement.
     “Borrower’s Account” means initially the account set forth in Section 1.2(a) or any subsequent account designated in writing by the Borrower to the Collateral Agent and Administrative Agent from time to time.
     “Business Day” means any day other than (i) a Saturday, Sunday or other day on which banks in New York City or ** are authorized or required by law to close, and (ii) with respect to all notices and determinations in connection with, and borrowings and payments of principal and interest on the Loan, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.
     ”Cape Town Convention” means collectively, the official English language texts of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention or the Protocol by the “Supervisory Authority” (as defined in the Consolidated Text), the International Registry or “Registrar” (as defined in the Consolidated Text) or any other international or national, body or authority, all as in effect in the United States or other relevant Contracting State (as used in the Consolidated Text). All references to articles or sections of the Cape Town Convention shall mean the article or section of the Consolidated Text. Except to the extent otherwise defined in the Transaction Documents, terms used in the Transaction Documents that are defined in the Cape Town Convention shall when used in relation to the Cape Town Convention have the meanings ascribed to them in the Cape Town Convention.
     “Capital Adequacy Change” is defined in Section 5.2.
     “Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.
     “Cash Equivalents” means, as of any date of determination, (i) **(a) issued directly or indirectly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency or instrumentality if the**, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within **after such date and having, at

**	Confidential Treatment Requested.

the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) **not issued by the Borrower maturing no more than one year after such date and having at the time of acquisition thereof, a rating of at least**; (iv) **maturing within after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized (as defined in the regulations of its primary Federal banking regulator) and (b) has **(as defined in such regulations) of not less than**; (v) shares of any money market mutual fund that (a) has at least ** of its assets invested continuously in the types of investments in clauses (i) and (ii) above, (b) has net assets of not less than**, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) **that have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days.
     “Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit G annexed hereto.
     “Certificated Air Carrier” is defined in the Mortgage.
     “Closing” means the time at which the Loan has been advanced to the Borrower.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” is defined in the Mortgage.
     “Collateral Agent” is defined in the first paragraph of this Agreement.
     “Collateral Ratio” has the meaning set forth in the Mortgage.
     “Collateral Value Tests” has the meaning set forth in the Mortgage.
     “Commitment” means, with respect to each Lender that is a signatory to this Agreement on the date it is signed, its obligation to fund a portion of the Loan up to the amount set forth on such Lender’s signature page hereto, and, with respect to any Lender that becomes a party to this Agreement by a Transfer Supplement, its obligation to fund (if not already funded) a portion of the Loan up to the amount set forth in such Transfer Supplement as the “Assigned Share”; provided that, in no event shall the aggregate amount of the Commitments of all Lenders exceed the Maximum Facility Amount.
     “Commitment Termination Date” means **
    “Commodity Agreement” means any agreement or arrangement the value of which fluctuates based on the value of a commodity.
     “Consolidated Text” means the combination of the Convention or the Protocol (each as defined in the definition of Cape Town Convention) that was authorized and created pursuant to Resolution No. 1 adopted by the Cape Town Diplomatic Conference and any reference to a provision of the Consolidated Text is a reference to the provision of the Convention or the Protocol from which it is derived.

**	Confidential Treatment Requested.

     “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.
     “Current Market Value” has the meaning set forth in the Mortgage.
     “Default Rate” is defined in Section 2.4.
     “Designated Date” means the day coinciding with the **anniversary of the Funding Date.
     “Designated Locations” means the locations designated from time to time by the Borrower at which the Pledged Spare Parts may be stored by or on behalf of the Borrower, which initially shall be the locations set forth on Schedule I to the Mortgage and shall include the additional locations designated by the Company pursuant to Section 3.02(b) of the Mortgage.
     “Dollar” and “$” means lawful currency of the United States of America.
     “Eligible Assignee” means (i) prior to the termination of the Commitments in full, a Person approved by the Borrower which approval shall not be unreasonably withheld or delayed and which approval shall not be required if an Event of Default shall be continuing and (ii) after the termination of the Commitments in full, any Person who is not an airline that is a competitor of the Borrower in scheduled passenger service (or an Affiliate thereof).
     “Engine” means an engine used, or intended to be used, to propel an aircraft, including a part, appurtenance, and accessory of the Engine.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the relations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
     “ERISA Affiliate” means, as applied to the Borrower, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Borrower is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Borrower is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.
     “ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 – day notice requirement is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code) or

**	Confidential Treatment Requested.

Section 302 of ERISA); (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) (i) the receipt by the Borrower or any ERISA Affiliate from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any ERISA Affiliate of a notice of intent to terminate any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability (i) with respect to the withdrawal from a Multiemployer Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA; or (h) the failure of the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.
     “Event of Default” is defined in Section 7.1.
     “Excluded Cash” means **maintained in accounts that are segregated from all Unrestricted Cash to the extent that such accounts are any of the following:
          (i) subject to Liens arising or granted in the ordinary course of business in favor of Persons performing**, so long as such Liens are on cash and Cash Equivalents that are subject to holdbacks by, or are pledged to, such Persons to secure amounts that may be owed to such Persons under the Borrower’s agreements with them in connection with their provision of **services to the Borrower;
          (ii) subject to Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (iii) subject to Liens incurred or deposits made in each case required under or in connection with the Trust Agreements (not including the Borrower’s residuary interest in, claims to or refunds of any such trust funds);
          (iv) subject to Liens securing reimbursement obligations in respect of letters of credit issued for the account of the Borrower in the ordinary course of business and consistent with past practice, so long as the aggregate amount of such cash and Cash Equivalents does not exceed ** of the maximum available amount under the secured letters of credit;
          (v) subject to Liens securing reimbursement or other margin requirements in connection with, in the case of Liens contemplated in this clause (v), (x) transactions designed to hedge against fluctuations in fuel costs, entered into in the ordinary course of

**	Confidential Treatment Requested.

business, consistent with past business practice or then current industry practice, and not entered into for speculative purposes, (y) transactions designed to hedge interest rates entered into with respect to notional amounts not to exceed actual or anticipated Indebtedness, not entered into for speculative purposes and (z) transactions designed to hedge against risks associated with fluctuations in currencies entered into in the ordinary course of business;
          (vi) subject to Liens securing prepaid **and **expenses in the ordinary course of business and consistent with past practice;
          (vii) subject to Liens incurred or deposits (other than with respect to the Plans described in Section 3.1(n)) made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, reimbursement obligations and chargeback rights of Persons performing services for the Borrower (including Liens securing Trade Payables arising from the Borrower’s use in the ordinary course of business, consistent with past practice, of credit advance facilities to purchase goods and services) and other similar obligations (exclusive of obligations for the payment of borrowed money);
          (viii) **
          (ix) subject to Liens securing reimbursement obligations in respect of letters of credit issued for the account of the Borrower for the benefit of any credit card processor, so long as the aggregate amount of such cash and Cash Equivalents does not exceed ** of the maximum available amount under the secured letters of credit; or
               (x) [RESERVED];
               (xi) proceeds of any property subject to a Lien in favor of a Person other than the Term Loan Agent to the extent the Lien on such property is permitted under the Term Loan Agreement or cash and cash equivalents from time to time in possession of a third party pursuant to a mortgage, indenture or similar instrument that the Borrower is permitted to enter into pursuant to the Term Loan Agreement.”
     “Excluded Pledged Parts” has the meaning set forth in the Mortgage.
     “Excluded Tax” of a Person means (A) any Tax imposed on all or part of the income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction) of that Person, any franchise, doing business, net worth or capital-based Tax imposed on that Person, and any intangibles Tax or similar Tax imposed on the principal amount or value of the Loans, by any jurisdiction (including the United States) (i) in which that Person is organized, (ii) in which that Person’s principal office or applicable Lending Office is located, or (iii) in which that Person is subject to such Tax as a result of that Person doing

**	Confidential Treatment Requested.

business unrelated to making a Loan under this Agreement, (B) any Tax imposed on a transferee (including a Participant) of a Lender or on payments to a transferee to the extent that, under applicable law in effect on the date of the transfer to such transferee, the amount of such Taxes exceeds the amount of such Taxes that would have been imposed on the transferor to such transferee or on payments to such transferor and indemnified against hereunder (with appropriate adjustment to reflect the amount of the Loan acquired by such transferee) or (C) any Tax to the extent that liability for such Tax is caused by, and would not have been incurred but for, (i) the gross negligence or willful misconduct of such Person or a “related” Indemnitee (as defined in Section 5.5(a)) or (ii) the inaccuracy of any representation of such Person in any Transaction Document or (iii) the breach by such Person of any of its obligations under Section 5.3(c)(i).
     “Expendables” has the meaning set forth in the Mortgage.
     “FAA” means the Federal Aviation Administration of the United States Department of Transportation, or any agency which may succeed to the rights, duties and obligations thereof under applicable law.
     “FAA Counsel” means **
     “FAA Filed Documents” means the Release, the Mortgage, and any Supplemental Mortgage.
     “Federal Aviation Act” means Title 49 of the United States Code which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958 and the regulations promulgated thereunder, or any subsequent legislation that amends, supplements or supersedes such provisions.
     “Fee Letter” means the Fee Letter dated on or about the date hereof between the Administrative Agent and the Borrower.
     “Financing Statements” means Uniform Commercial Code financing statements covering all the security interests in the Collateral created by or pursuant to the Mortgage and Subordinated Parts Mortgage necessary or desirable to perfect said security interests.
     “Funding Date” means October 20, 2008 (or such later date on or prior to the Commitment Termination Date on which the Borrower requests the Lenders to fund the Loan in accordance with Section 1.2).
     “GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any Person, means such principles applied on a basis consistent with prior periods except as may be disclosed in such Person’s financial statements. For purposes of determining the Borrower’s Unrestricted Cash (including the application of any defined terms in this Agreement that reference GAAP) at any time that the Term Loan Agreement remains in

**	Confidential Treatment Requested.

effect, the term “GAAP” has the meaning specified in the Term Loan Agreement as in effect at the time of determination.
     “Governmental Authority” means any (a) governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), including any pledge of any assets to secure indebtedness of another or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of such other Person so as to enable such Person to pay such Indebtedness. The term “Guarantee” used as a verb has a corresponding meaning.
      “Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six (6) months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all Capital Lease obligations of such Person (the amount of the Indebtedness in respect of Capital Lease obligations to be determined as provided in the definition of Capital Lease); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness, provided, however, that if such Indebtedness is assumed by such Person or provides for recourse against such Person, the amount of such Indebtedness shall be the greater of (A) and (B) above; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements; (ix) the capitalized amount of remaining lease payments owing by such Person under Synthetic Leases that would appear on the balance sheet of such Person if such lease were treated as a Capital Lease; (x) the aggregate amount of uncollected accounts receivable of such Person

**	Confidential Treatment Requested.

subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP); (xi) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person; and (xii) all prepaid forward sales in bulk of dividend miles or available seat miles or like transactions other than in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.
     “Independent Appraiser” has the meaning specified in the Mortgage.
     “Interest Payment Date” means, subject to Section 1.8(b), the date numerically corresponding to the Funding Date in each of**, commencing the next such date occurring after the Funding Date and the final such date for any Note shall be the Maturity Date for such Note.
     “Interest Period” means a period used for calculating the interest rate applicable to the Loan, as determined pursuant to Section 2.2.
     “Interest Rate” is defined in Section 2.1 hereof.
     “Interest Rate Agreement” means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.
     “Interest Rate Determination Date” means, with respect to any Interest Period for a Loan, the second Business Day prior to the first day of such Interest Period.
     ”International Interest” has the meaning set forth in the Consolidated Text.
     ”International Registry” has the meaning set forth in the Consolidated Text.
     “Key Repairables” has the meaning set forth in the Mortgage.
     “Lenders” is defined in the first paragraph of this Agreement.
     “Lending Office” means the lending office of each Lender set forth on the signature page of this Agreement with respect to such Lender, or such other lending office as a Lender from time to time shall notify the Borrower as its lending office hereunder; provided that a Lender shall not, without the Borrower’s request, change its

**	Confidential Treatment Requested.

Lending Office if it would increase the Borrower’s obligations under Section 1.7, 5.1, 5.2 or 5.3.
     **is defined in Section 1.7(d).
     **means, with respect to any **(or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m., London time, on the **for such **, as the **for dollar deposits with a maturity of three months. In the event that such rate is not available at such time for any reason, then the ** for such **shall be the average (rounded upwards to the nearest 1/100% if necessary), as determined by the Administrative Agent, of the per annum **at which dollar deposits of amounts comparable to the outstanding principal amount of the Loan and for a maturity of three months are offered by the principal London offices of the Reference Banks, in each case offered to prime banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period.
     “Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest affecting the title to or any interest in property. Solely for the purposes of the definition of “Excluded Cash” and “Indebtedness”, however, “Lien” shall mean any lien, mortgage, pledge, assignment for security, security interest, charge, hypothecation, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any easement, right of way or other encumbrance on title to real property and any agreement to give any security interest).
     “Lien of Record” means, with respect to any Pledged Spare Parts, any Lien that is recorded in the records of the aircraft registry maintained by the FAA in Oklahoma City, Oklahoma in accordance with the Act (or any successor thereto under applicable law) against property located at the Designated Locations and having a description which would include any of such Pledged Spare Parts.
     “Loan” means the aggregate amount of funds advanced by the Lenders to the Borrower on the Funding Date pursuant to the terms of this Agreement.
     “Loan Amount” means, for each Lender, the aggregate outstanding principal amount of the Notes held by such Lender.
     “Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
     “Material Adverse Effect” means a material adverse effect on (i) the business or financial condition, including the liabilities, operations and prospects, of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Transaction Documents, or (iii) the validity or enforceability of any of the Transaction Documents or the ability of the Transaction Agents or the Lenders to

**	Confidential Treatment Requested.

enforce the rights or remedies of the Transaction Agents and the Lenders under the Transaction Documents or to exercise any other right or remedy customarily afforded to a lender or creditor secured by spare engines or spare parts used by a Certificated Air Carrier.
     “Maturity Date” means the date that is the seventy-second (72nd) monthly anniversary of the Funding Date; provided, however, if the Borrower makes the prepayment contemplated by Section 1.1(e), then the Maturity Date shall be the sixtieth (60th) monthly anniversary of the Funding Date.
     “Maximum Collateral Ratio” has the meaning set forth on Schedule 3 to this Agreement.
     “Maximum Facility Amount” has the meaning set forth on Schedule 3 to this Agreement.
     “Maximum Rotables and Key Repairables Ratio” has the meaning set forth on Schedule 3 to this Agreement.
     “Maximum Self-Insurance Amount” has the meaning set forth on Schedule 3 to this Agreement.
     “Minimum 1110 Percentage” has the meaning set forth on Schedule 3 to this Agreement.
     “Minimum QDL Collateral Percentage” has the meaning set forth on Schedule 3 to this Agreement.
     “Minimum QDL Rotables and Key Repairables Percentage” has the meaning set forth on Schedule 3 to this Agreement.
     “Minimum Unrestricted Cash Amount” is defined in Section 4.1(h).
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgage” means the Spare Parts Mortgage and Security Agreement in substantially the form of Exhibit A to this Agreement entered into by the Borrower and the Collateral Agent to secure the Loans.
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and in respect of which Borrower or an ERISA Affiliate is (a) an “employer” as defined in Section 3(5) of ERISA or (b) a “seller” as defined in Section 4204 of ERISA with continuing liability (including contingent liability) under Section 4204 of ERISA.
     “Note” means a promissory note of the Borrower issued in connection with the funds advanced by a Lender to the Borrower pursuant to this Agreement and payable to

**	Confidential Treatment Requested.

the order of such Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender resulting from such advance.
     “Notice of Borrowing” means a notice substantially in the form of Exhibit C annexed hereto delivered by the Borrower to the Administrative Agent pursuant to Section 1.2(a) with respect to a proposed borrowing.
     “Obligations” is defined in the Mortgage.
     “Officer’s Certificate” is defined in the Mortgage.
     “Omnibus Agreement” means the **among the Borrower, the Collateral Agent and certain other parties thereto.
     “Omnibus **Agreement” means the Omnibus **Agreement substantially in the form of Exhibit L being entered into contemporaneously with this Agreement among the “Collateral Agent” under each of the Senior Mortgages and the “Collateral Agent” under each of the Subordinated Mortgages, and acknowledged by the Borrower.
     “Original Lender” has the meaning specified in the introductory paragraph to this Agreement.
     “Other GE Agreement” means any and all** to which both (i) Borrower **is a party and (ii) General Electric **of which the trustee is a party (but** all debt instruments (including pass-through trust arrangements) acquired by assignment or purchased on the secondary market structured as pass-through trust arrangements), **without limitation, each agreement set forth on Schedule I of the **(and all documents and agreements defined in each such agreement as an “operative document” or a “transaction document” or otherwise identified in any such agreement as an one of the documents or agreements being entered into in connection with transaction contemplated by such agreement).
     “Other Taxes” means any and all present or future Taxes arising from any payment made under any Transaction Document or from the execution, delivery, performance, filing, recording or enforcement of, or otherwise with respect to, any Transaction Document or the transactions contemplated by the Transaction Documents.
     “Participant” is defined in Section 9.8(b).
     “Payment Date” means, subject to Section 1.8(b), the date numerically corresponding to the Funding Date in each of**, commencing with such date**. The final “Payment Date” for any Note shall be the Maturity Date for such Note.
     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

**	Confidential Treatment Requested.

     “Percentage Share” means, for each Lender, (i) prior to the termination of the**, the amount of such Lender’s Commitment divided by the aggregate amount of the Commitments of all the Lenders, and (ii) at any time after the**, the Loan Amount held by such Lender divided by the aggregate outstanding principal amount of the Loan.
     “Permitted Investments” is defined in the Mortgage.
     “Permitted Liens” is defined in the Mortgage.
     “Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Governmental Authorities, organizations, associations, corporations, limited liability companies, or any committees, departments, authorities and other bodies thereof, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.
     “PK Aircraft” means, collectively, all of the “Aircraft” as defined in the PK Loan Agreement.
     “PK Aircraft Lease” means**, howsoever titled or designated, being entered into on or about the Funding Date between the **and **in respect of **aircraft subject to the PK Mortgage.
     “PK Engine” means the “Spare Engine” as defined in the PK Loan Agreement.
     “PK Loan Agreement” means that certain Credit Agreement dated as of February 1, 2008 among US Airways, Inc., as Borrower, **as Administrative Agent and Collateral Agent and**., as Initial Lender.
     “PK Loan Agreement Amendment” means that certain Credit Agreement Amendment substantially in the form of Exhibit M hereto between the Borrower and **
     “PK Mortgage” means that certain Aircraft and Engine Mortgage and Security Agreement dated as of February 1, 2008 between US Airways, Inc., as Grantor, and **as Collateral Agent, as Mortgagee..
     “PK Mortgage Amendment” means that certain Aircraft and Engine Mortgage and Security Agreement Amendment No. 1 substantially in the form of Exhibit N hereto between the Borrower and **
     “Plan” means an “employee benefit plan (as such term is defined in Section 3(3) of ERISA or any “plan” (as such term is defined in Section 4975(e)(1) of the Code that is subject to Title IV of ERISA and has been established or maintained or contributed to by Borrower or an ERISA Affiliate other than a Multiemployer Plan.
     “Pledged Spare Parts” has the meaning set forth in Clause (a) of the first paragraph of Section 2.01 of the Mortgage.

**	Confidential Treatment Requested.

     “Potential Default” means any Event of Default or any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default.
     “Prepayment Date” has the meaning specified in Section 1.1(c)(i).
     “Primary Syndication” has the meaning set forth in the Syndication Agreement.
     “QDL Collateral Percentage” has the meaning set forth in the Mortgage.
     “QDL Rotables and Key Repairables Percentage” has the meaning set forth in the Mortgage.
     “Qualified Affiliate” means, as to any Lender, an Affiliate of such Lender engaged in the business of making loans.
     “Reference Banks” means (a) **and (d) such other bank or banks as may from time to time be agreed by the Borrower and the Required Lenders.
     “Register” is defined in Section 9.8(d).
     “Regulatory Change” is defined in Section 5.1.
     “Related Loan” means the “Loan” as defined in the Related Loan Agreement.
     “Related Loan Agreement” means that certain Loan Agreement [Engines] dated the date hereof among the Borrower, the Administrative Agent, the Collateral Agent, and the Original Lender.
     “Related Mortgage” means the “Mortgage” as defined in the Related Loan Agreement.
     “Release” means the instrument of release and discharge in the form to be filed with the FAA on the Funding Date in order to release the Collateral from the Lien in favor of the Term Loan Agent for the benefit of the secured parties under or in respect of the Term Loan Agreement.
     “Required Collateral Amount” has the meaning set forth on Schedule 3 to this Agreement.
     “Required Collateral Amount Test” has the meaning set forth in the Mortgage.
     **
     “Rotables” has the meaning set forth in the Mortgage.
     “Rotables and Key Repairables Ratio” has the meaning set forth in the Mortgage.

**	Confidential Treatment Requested.

     “SEC” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to the functions of such Securities and Exchange Commission.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.
     “Senior Mortgages” means, collectively, the Mortgage, the Related Mortgage and the **and “Senior Mortgage” means any of them as the context may require.
     “Software” has the meaning set forth in the Mortgage.
     “Special Default” means any Event of Default pursuant to Section 7.1(a), and/or (b) or any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default under Section 7.1(a) and/or (b).
     “Special Prepayment” is defined in Section 1.1(e) hereof.
     “Special Prepayment Amount” is defined in Schedule 3 hereof.
     “Subordinated Aircraft Mortgage” means the Subordinated Aircraft and Engine Mortgage and Security Agreement in substantially the form of Exhibit K being entered into on the Funding Date between the Borrower and the Subordinated Collateral Agent to secure the obligations of the Borrower under the Omnibus Agreement, and shall include each supplemental mortgage thereto.
     “Subordinated Collateral Agent” means General Electric Capital Corporation in its capacity as collateral agent under the Subordinated Mortgages.
     “Subordinated Engine Mortgage” means the Subordinated Engine Mortgage and Security Agreement in substantially the form of Exhibit J to this Agreement being entered into on the Funding Date by the Borrower and the Subordinated Collateral Agent to secure the obligations of the Borrower under the Omnibus Agreement, and shall include each supplemental mortgage thereto.
     “Subordinated Lease Assignment” means a Subordinated Assignment of Lease and Lessee Acknowledgment and Agreement substantially in the form of Exhibit O hereto.
     “Subordinated Mortgages” means, collectively, the Subordinated Parts Mortgage, the Subordinated Engine Mortgage and the Subordinated Aircraft Mortgage, and “Subordinated Mortgage” means any of them as the context may require.

**	Confidential Treatment Requested.

     “Subordinated Parts Mortgage” means the Subordinated Spare Parts Mortgage and Security Agreement in substantially the form of Exhibit I being entered into on the Funding Date by the Borrower and the Subordinated Collateral Agent to secure the obligations of the Borrower under the Omnibus Agreement, and shall include each supplemental mortgage thereto.
     “Subsidiary” means, as to any Person, any other Person of which at least **(or equivalent equity interests) is owned or controlled by such first Person or by one or more other Subsidiaries of such first Person.
     “Substitute Basis” is defined in Section 1.7(f).
     “Supplemental Mortgage” means a supplement to the Mortgage substantially in the form of Exhibit A to the Mortgage.
     “Syndication Agreement” means that certain **entered into concurrently with this Agreement between **and**.
     “Synthetic Lease” means (a) a so-called synthetic, off-balance sheet lease or lease in which the lessee is contractually entitled to the tax benefits of ownership of the leased assets, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether international, foreign or domestic).
     “Term Loan Agent” is defined in the definition of “Term Loan Agreement” below.
     “Term Loan Agreement” means that certain $1,600,000,000 Loan Agreement dated as of March 23, 2007, as the same may have been amended from time to time among US Airways Group, Inc., as borrower, its subsidiaries from time to time party thereto, the several lenders from time to time party thereto, and Citicorp North America, Inc., as Administrative Agent and Collateral Agent (in such capacity, the (“Term Loan Agent”), with Citigroup Global Markets Inc., as Joint Lead Arranger and Bookrunner, Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger and Bookrunner and Syndication Agent, and General Electric Capital Corporation, as Documentation Agent.
     “Term Loan Agreement Amendment” means that certain first amendment to the Term Loan Agreement effective as of the Funding Date.
     “Term Loan Facility” means the aggregate amount of the financing facilities provided to the Borrower under the Term Loan Agreement.

**	Confidential Treatment Requested.

     “Threshold Amount” has the meaning set forth in Schedule 3 to this Agreement.
     “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course of business in connection with the acquisition of goods or services but limited to current liabilities in accordance with GAAP.
     “Transaction Agents” is defined in Section 8.1 hereof.
     “Transaction Documents” means this Agreement, the Notes, the Mortgage and each Mortgage Supplement, the Syndication Agreement, the Fee Letter and the Waiver Letter.
     “Transfer Supplement” is defined in Section 9.8(c).
     “Trust Agreements” means all special purpose trust funds established by the Borrower to manage the collection and payment of amounts collected by the Borrower for the express benefit of third-party beneficiaries relating to (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, including (i) federal payroll withholding taxes, as described in Sections 3101, 3111 and 3402 of the Internal Revenue Code; (ii) federal Unemployment Tax Act taxes, as described in Chapter 23 of Subtitle C of the Internal Revenue Code; (iii) federal air transportation excise taxes, as described in Sections 4261 and 4271 of the Internal Revenue Code; (iv) federal security charges, as described in Title 49 of the Code of Federal Regulations of 2002 (referred to in this definition as the “CFR”), Chapter XII, Part 1510; (v) federal Animal and Plant Health Inspection Service of the United States Department of Agriculture (APHIS) user fees, as described in Title 21 United States Code (2002) (referred to in this definition as “U.S.C.”) Section 136a and 7 CFR Section 354.3; (vi) U.S. Citizenship and Immigration Services fees, as described in 8 U.S.C. Section 1356 and 8 CFR Part 286; (vii) federal customs fees as described in 19 U.S.C. Section 58c and 19 CFR Section 24.22; and (viii) federal jet fuel taxes as described in Sections 4091 and 4092 of the Internal Revenue Code collected on behalf of and owed to the federal government, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees that are analogous to those described in Subtitle C of the Internal Revenue Code and that are described in or are analogous to Chapter 23 of Title 19 Delaware Code Annotated (2002) (referred to in this definition as “D.C.A.”) collected on behalf of and owed to state and local authorities, agencies and entities, (c) Passenger Facility Charges as described in Title 49 United States Code Section 40117 (2004) and Title 14 of the Code of Federal Regulations, Subchapter 1, Part 158 collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities and (d) voluntary and/or other non-statutorily required employee payroll deductions, whether authorized by the employee, imposed by court order, agreed to pursuant to collective bargaining arrangement or

**	Confidential Treatment Requested.

otherwise, including (i) employee contributions made for the purpose of participating in any employer-sponsored retirement plan as described and defined in Section 401(k) of the Internal Revenue Code (including repayment of any 401(k) related loans made to the employee but excluding any funds matched and/or contributed by the employer on behalf of any employee), (ii) employee payments made for the purpose of participating in any employer-sponsored medical, dental or related health plan, (iii) employee payments made for the purpose of satisfying periodic union dues, (iv) employee payments made for the purpose of purchasing United States Savings Bonds, (v) employee payments made for the purpose of making deposits to an account at or making repayment of an extension of credit from an employer-associated credit union, (vi) employee payments made for the purpose of purchasing life, accident, disability or other insurance, (vii) employee payments made for the purpose of participating in any employer-sponsored cafeteria plan as described and defined in Section 125 of the Internal Revenue Code, (viii) employee-directed donations to charitable organizations and (ix) levies, garnishments and other attachments on employee compensation (as described in Sections 6305 and 6331 of the Internal Revenue Code, in Section 4913 of Title 10 of D.C.A. or in any analogous provision of other applicable federal, state or local law) collected on behalf of any Governmental Authority or any other Person authorized to receive funds of the type described in this clause (d).
     “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
     “UCC Release” means one or more releases on form UCC-3, pursuant to which the Collateral is released from the Lien in favor of the Term Loan Agent for the benefit of the secured parties under or in respect of the Term Loan Agreement.
     “Unrestricted Cash” means **of the Borrower that (i) may be classified, in accordance with GAAP, as “unrestricted” on the consolidated balance sheets of the **or (ii) may be classified, in accordance with GAAP, as “restricted” on the consolidated balance sheets of the Borrower and its Subsidiaries solely in favor of the Term Loan Agent for the benefit of the secured parties under and in respect of the Term Loan Agreement; provided, however, that Unrestricted Cash shall not include (a) **held in the Collateral Account (as such terms are defined in the Term Loan Agreement) pursuant to the Term Loan Agreement, (b) **, (c)**, (d) **or other assets carried in deposit accounts and securities accounts subject to a control agreement in favor of the Term Loan Agent during any period when a “Notice of Exclusive Control” or the equivalent is in effect with respect thereto or (e) Cash Collateral (as defined in the Mortgage and the Related Mortgage, respectively) held by the Collateral Agent pursuant to the Mortgage or the Related Mortgage.
     “USA” means the United States of America (including all states and political subdivisions thereof).
     “**Letter” means the **Letter, dated as of the Funding Date, among **
     “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a

**	Confidential Treatment Requested.

complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     2. Other Interpretive Provisions. (a) The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (iv) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (v) the term “including” means “including without limitation”; (vi) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (vii) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (viii) references to any Person include that Person’s successors and assigns; and (ix) headings are for convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
     (b) Each exhibit and schedule to this Agreement is incorporated in, and shall be deemed a part of, this Agreement.
     (c) All terms defined in the Mortgage and used herein have such respective defined meanings unless otherwise defined herein.

**	Confidential Treatment Requested.

SCHEDULE 2
Amortization of the Loan
Part 1
**

**	Confidential Treatment Requested.

1

Part 2
**

**	Confidential Treatment Requested.

2

SCHEDULE 3
Part 1
Certain Information
     “Maximum Collateral Ratio” means, as of any date of determination,**.
     “Maximum Facility Amount” means $270,000,000.
     “Maximum Self Insurance Amount”**
     “Maximum Rotables and Key Repairables Ratio” means, as of any date of determination,**).
     “Minimum 1110 Percentage” means**.
     “Minimum Liability Amount” means**.
     “Minimum QDL Collateral Percentage” means**.
     “Minimum QDL Rotables and Key Repairables Percentage” means**.
     “Required Collateral Amount” means, as of any date of determination,**.
     "Special Prepayment Amount” means **
     “Threshold Amount” means**.

**	Confidential Treatment Requested.

1

Part 2

			B						E
	A		Assumes**		C		D		Assumes**		F
	Maximum		Maximum Rotable &		Required		Maximum		Maximum Rotable &		Required
	Collateral		Key Repairable		Collateral		Collateral		Key Repairable		Collateral
Payment Date	Ratio		Ratio		Amount		Ratio		Ratio		Amount
Funding Date	*	*	*	*	*	*	*	*	*	*	*	*
Jan-09	*	*	*	*	*	*	*	*	*	*	*	*
Apr-09	*	*	*	*	*	*	*	*	*	*	*	*
Jul-09	*	*	*	*	*	*	*	*	*	*	*	*
Oct-09	*	*	*	*	*	*	*	*	*	*	*	*
Jan-10	*	*	*	*	*	*	*	*	*	*	*	*
Apr-10	*	*	*	*	*	*	*	*	*	*	*	*
Jul-10	*	*	*	*	*	*	*	*	*	*	*	*
Oct-10	*	*	*	*	*	*	*	*	*	*	*	*
Jan-11	*	*	*	*	*	*	*	*	*	*	*	*
Apr-11	*	*	*	*	*	*	*	*	*	*	*	*
Jul-11	*	*	*	*	*	*	*	*	*	*	*	*
Oct-11	*	*	*	*	*	*	*	*	*	*	*	*
Jan-12	*	*	*	*	*	*	*	*	*	*	*	*
Apr-12	*	*	*	*	*	*	*	*	*	*	*	*
Jul-12	*	*	*	*	*	*	*	*	*	*	*	*
Oct-12	*	*	*	*	*	*	*	*	*	*	*	*
Jan-13	*	*	*	*	*	*	*	*	*	*	*	*
Apr-13	*	*	*	*	*	*	*	*	*	*	*	*
Jul-13	*	*	*	*	*	*	*	*	*	*	*	*
Oct-13	*	*	*	*	*	*	*	*	*	*	*	*
Jan-14	*	*					*	*	*	*	*	*
Apr-14	*	*					*	*	*	*	*	*
Jul-14	*	*					*	*	*	*	*	*
Oct-14	*	*					*	*	*	*	*	*

**	Confidential Treatment Requested.

2

SCHEDULE 4
ERISA Plans
**

**	Confidential Treatment Requested.

1

SCHEDULE 5
Certain Rotables and Key Repairables

**	Confidential Treatment Requested.

2

Exhibit A
[Insert Form of Mortgage]

Exhibit B
Form of Promissory Note
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES OR SIMILAR LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION UNDER THE ACT AND SUCH SECURITIES OR SIMILAR LAWS IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
THIS NOTE IS SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9.8 OF THE LOAN AGREEMENT REFERRED TO BELOW.
SECURED PROMISSORY NOTE [SPARE PARTS]
DUE                      [_____], 2014
No. [*] — New York, New York
                    , 200[  ]
$
          FOR VALUE RECEIVED, the undersigned, US AIRWAYS, INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”) hereby unconditionally promises to pay to                     , or the registered assignee thereof, the principal amount of                      DOLLARS ($                     ), in lawful currency of the United States of America, in installments on the Payment Dates set forth in Annex A hereto, each such installment to be in the amount set forth in Annex A hereto opposite the Payment Date on which such installment is due, and to pay interest in arrears on each Interest Payment Date at the Debt Rate (as defined herein below) for the Interest Period ending on such Interest Payment Date on the amount of such principal amount remaining unpaid from time to time from the date hereof until such principal amount is paid in full; provided that in the event (i) that this Note shall have been prepaid in part pursuant to the Loan Agreement, the amounts of such installments shall be reduced in accordance with the Loan Agreement and (ii) of any repayment or prepayment of any principal amount hereof, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and provided further that the final principal payment hereon shall in any and all events equal the then outstanding principal balance hereof and such final payment shall discharge all amounts due under this Note. Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day) in the period for which interest is payable. The Applicable Margin for this Note is **annum. As used herein, the term “Debt Rate” means the **for the relevant Interest Period plus the Applicable Margin, unless the Substitute Basis shall have become applicable pursuant to Section 1.7 of the Loan Agreement, in which case the “Debt Rate” shall mean the sum of the Substitute Basis and the Applicable Margin.

1

          Notwithstanding the foregoing, this Note shall bear interest at the Default Rate on overdue principal and, to the extent permitted by applicable law, on any interest and any other amounts payable hereunder not paid when due and payable for any period during which the same shall be overdue, payable on demand by the holder hereof.
     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement [Spare Parts] dated as of                      ___, 2008, among the Borrower, General Electric Capital Corporation, as Administrative Agent, General Electric Capital Corporation, as Collateral Agent, General Electric Capital Corporation, as Original Lender, and the Lenders from time to time party thereto (as amended or modified from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined). The Loan Agreement, among other things, (i) provides for the making of a Loan by the Lenders to the Borrower on the Funding Date and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Note and the Loan Agreement are secured by collateral as provided in the Spare Parts Mortgage and Security Agreement (as amended or supplemented from time to time) dated as of                      ___, 2008, executed by the Borrower and General Electric Capital Corporation, as Collateral Agent (the “Mortgage”).
     Each holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of any amount (other than principal of or interest on this Note) then due in respect of this Note, including, without limitation, **, if any; second, to the payment of accrued interest on this Note (as well as any interest on overdue principal, or, to the extent permitted by law, on**, if any, on interest and on other amounts due hereunder) due and payable to the date of such payment; and third, to the payment of principal then due hereunder (applied, in the case of a partial prepayment, in inverse order of maturity).
     There shall be maintained a Note Register for the purpose of registering transfers and exchanges of Notes at the office of the Collateral Agent or at the office of any successor Collateral Agent in the manner provided in Section 9.8(d) of the Loan Agreement. As provided in the Loan Agreement and subject to certain limitations therein set forth, the Notes may be assigned, and the Notes are exchangeable for a like aggregate original principal amount of Notes of different authorized denominations, as requested by the Lender surrendering the same.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Collateral Agent by manual signature, this Note shall not be entitled to any benefit under the Loan Agreement or the Mortgage or be valid or obligatory for any purpose.

**	Confidential Treatment Requested.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

US AIRWAYS, INC.
By:
Name:
Title:

COLLATERAL AGENT’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in the within-mentioned Loan Agreement and Mortgage.

[ ]
By:
Name:
Title:

Exhibit C
Form of Notice of Borrowing
NOTICE OF BORROWING

General Electric Capital Corporation
as Administrative Agent
Attention: [ ]	, 2008
Ladies and Gentlemen:
     We refer to the Loan Agreement [Spare Parts] dated as of                      ___, 2008, among US Airways, Inc., General Electric Capital Corporation, as Administrative Agent, General Electric Capital Corporation, as Collateral Agent, General Electric Capital Corporation, as Original Lender and the Lenders from time to time party thereto (as amended or modified from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined). We hereby give you notice requesting a Loan pursuant to Section 1.2(a) of the Loan Agreement, and in that connection we set forth below the required information relating to such Loan (the “Proposed Loan”):
(1)	The Funding Date on which the Proposed Loan shall be made is .

(2)	The aggregate principal amount of the Proposed Loan is $ .

Very truly yours, US AIRWAYS, INC.
By:
Name:
Title:

Exhibit D
[Insert Form of Opinion of Special Counsel to Borrower]

Exhibit E
[Insert Form of Opinion of Borrower’s Legal Department]

Exhibit F
Form of Transfer Supplement
Date                     , _____
     Reference is made to the Agreement described in Item 2 of Annex I hereto (as such Loan Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless defined in Annex I hereto, terms defined in the Loan Agreement are used herein as therein defined.                      (the “Assignor”) and                      (the “Assignee”) hereby agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Loan Agreement relating to the Loan and Commitments listed in Item 4 of Annex I hereto. After giving effect to such sale and assignment, the amount of the outstanding principal owing to the Assignee and the Assignor (if any) will be as set forth in Item 4 of Annex I hereto.
     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Transaction Documents or the performance or observance by any party to the Transaction Documents of any of their respective obligations under the Loan Agreement or the other Transaction Documents to which they are a party or any other instrument or document furnished pursuant thereto.
     3. The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Transaction Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (ii) agrees that it will, independently and without reliance upon the Transaction Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee under Section 9.8(c) of the Loan Agreement; (iv) appoints and authorizes the Transaction Agents to take such action as an agent on its behalf and to exercise such powers under the Loan Agreement and the other Transaction Documents as are delegated to the Transaction Agents, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vii) makes the representations and warranties contained in Section 3.4 of the Loan Agreement[; and (viii) attaches the forms described in Sections 5.3(c) and 9.8(c) of the Loan Agreement.]1
     4. Following the execution of this Transfer Supplement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Collateral Agent. This Transfer Supplement shall be effective, unless a later date is otherwise specified in Item 5 of Annex I hereto (the “Settlement Date”), upon the date upon which each of the following conditions shall have been satisfied: (i) each of the Assignor and Assignee shall have executed a copy hereof and delivered the same to the other party, (ii) the registration of the transfer on the Register as provided by Section 9.8(d) of the Loan Agreement and (iii) receipt by the Assignee of such other documentation or fees specified on Item 9 of Annex I hereto.
     5. Upon the delivery of a fully executed original hereof to the Collateral Agent, as of the Settlement Date of this Transfer Supplement, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent provided in this Transfer Supplement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Transaction Documents.
     6. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I which are paid by the Borrower on and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans pursuant to the Loan Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Settlement Date directly between themselves.
     7. The Borrower is an intended third party beneficiary of, and may enforce, this Transfer Supplement.
     8. THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

1.	Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Transfer Supplement, as of the date first above written, such execution also being made on Annex I hereto.

[NAME OF ASSIGNOR], as Assignor
By
Title:

[NAME OF ASSIGNEE], as Assignee
By
Title:

Acknowledged and Agreed:

GENERAL ELECTRIC CAPITAL CORPORATION
as Collateral Agent

By
Name:
Title:

ANNEX FOR TRANSFER SUPPLEMENT
ANNEX I
1.	Borrower: US Airways, Inc.

2.	Name and Date of Loan Agreement:

Loan Agreement [Spare Parts], dated as of ___, 2008, among US Airways, Inc., as Borrower, General Electric Capital Corporation, as Administrative Agent, General Electric Capital Corporation, as Collateral Agent, General Electric Capital Corporation, as Original Lender, and the Lenders from time to time party thereto.

3.	Date of Assignment Agreement:

4.	Amounts (as of date of Item 3 above):

		Principal Amount	Percentage
		of Outstanding Notes	Holding (Expressed as % of
		(or Commitment)	Facility)
a.	Aggregate Amount for all Lenders	$	**

b.	Amount held by Assignor immediately prior to Assignment	$	%

c.	Amount of Assigned Share	$	%

d.	Amount Retained by Assignor	$	%
5.	Settlement Date:

**	Confidential Treatment Requested.

6. Rate of Interest to the Assignee:	As set forth in Section 2.1 of the Loan Agreement (unless otherwise agreed to by the Assignor and the Assignee)*
7.	Notice and Lending Office:

ASSIGNOR:

Attention:
Telephone:
Telecopier:
ASSIGNEE:

Attention:
Telephone:
Telecopier:
8.	Payment Instructions:

ASSIGNOR:

Attention:
Reference:
ASSIGNEE:

*	The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.1 of the Loan Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

Attention:
Reference:
9.	Other Documents or Fees for Closing (if any):

Acknowledged and Agreed:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By

(Print Name and Title)	(Print Name and Title)

Exhibit G
Form of Certificate re Non-Bank Status
CERTIFICATE RE NON-BANK STATUS
     Reference is hereby made to the Loan Agreement [Spare Parts], dated as of                              , 2008, among US Airways, Inc., General Electric Capital Corporation, as Administrative Agent, General Electric Capital Corporation, as Collateral Agent, General Electric Capital Corporation, as Original Lender, and the Lenders from time to time party thereto (as amended or modified from time to time, the “Loan Agreement”). Pursuant to the provisions of Section 5.3(c) of the Loan Agreement, the undersigned hereby certifies that (i) it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) it is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) related (within the meaning of Section 864(d)(4) of the Code) to the Borrower, and (iii) it is not a **(within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower.

[NAME OF LENDING INSTITUTION]
By
Title:
Date:

**	Confidential Treatment Requested.

Exhibit H
[Insert Form of FAA Counsel’s Opinion]

Exhibit I
[Insert Form of Subordinated Parts Mortgage]

Exhibit J
[Insert Form of Subordinated Engine Mortgage]

Exhibit K
[Insert Form of Subordinated Aircraft Mortgage]

Exhibit L
[Insert Form of Omnibus Intercreditor Agreement]